EXECUTION VERSION Dated 5 September 2019 NGG FINANCE plc as Issuer NATIONAL GRID plc as Guarantor and THE LAW DEBENTURE TRUST CORPORATION p.l.c. as Trustee TRUST DEED c onstituting € 500,000,000 Fixed Rate Resettable Capital Securities due 20 79

Table of Contents

Contents **Page**

1	Interpretation	1
2	Amount of Securities and Covenant to Pay	4
3	Form of the Securities	6
4	Stamp Duties and Taxes	7
5	Guarantee	7
6	Application of Moneys Received by the Trustee	10
7	Covenants	11
8	Remuneration and Indemnification of the Trustee	12
9	Provisions Supplemental to the Trustee Acts	14
10	Disapplication and Trustee Liability	18
11	Waiver and Proof of Default	18
12	Trustee not Precluded from Entering into Contracts	19
13	Modification and Substitution	19
14	Appointment, Retirement and Removal of the Trustee	21
15	Securities held in Clearing Systems and Couponholders	22
16	Currency Indemnity	22
17	Enforcement	23
18	Communications	24
19	Governing Law and Jurisdiction	25
Schedule 1 Part A Form of Temporary Global Security		26
Schedule 1 Part B Form of Permanent Global Security		31
Schedule 2 Part A Form of Definitive Security		38
Schedule 2 Part B Terms and Conditions of the Securities		41

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Schedule 2 Part C Form of Coupon ................................ ................................ ................................ . 66 Schedule 2 Part D Form of Talon ................................ ................................ ................................ ..... 68 Schedule 3 Provisions for Meeting of Holder s ................................ ................................ .................. 69 KLOCAL - 0000039 ICM:33027863.4 6 iii

This Trust Deed is made on 5 September 2019 **between**:

(1) **NGG FINANCE plc** (the "**Issuer**");

(2) **NATIONAL GRID plc** (the "**Guarantor**"); and

(3) **THE LAW DEBENTURE TRUST CORPORATION p.l.c.** (the "**Trustee**", which expression, where the meaning so admits, includes any other trustee for the time being of this Trust Deed).

Whereas:

(A) Pursuant to a resolution of the board of directors of the Issuer passed on 20 August 2019, the Issuer resolved to issue €500,000,000 Fixed Rate Resettable Capital Securities due 5 December 2079 (the "**Securities**") to be constituted in the manner hereinafter appearing.

(B) By a resolution of the Finance Committee of the board of directors of the Guarantor passed on 29 July 2019, the Guarantor has agreed to guarantee the said Securities and to enter into certain covenants as set out in this Trust Deed.

(C) The Trustee has agreed to act as trustee of this Trust Deed for the benefit of the Holders and Couponholders on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1 Interpretation

1.1 Definitions

Capitalised terms used, but not defined, herein shall bear the same respective meanings given to such terms in the Conditions and, in addition, the following expressions have the following meanings:

"**Appointee**" means any attorney, manager, agent, delegate, nominee, receiver, custodian or other person appointed by the Trustee under these presents;

"**Calculation Agent**" means the bank named as such in the Conditions or any Successor Calculation Agent;

"**Clearstream, Luxembourg**" means Clearstream Banking S.A.;

"**Conditions**" means the terms and conditions set out in Part B of Schedule 2 (Terms and Conditions of the Securities) as from time to time modified in accordance with this Trust Deed and, with respect to any Securities represented by a Global Security, as modified by the provisions of such Global Security. Any reference to a particularly numbered Condition shall be construed accordingly;

"**Couponholder**" means the bearer of a Coupon;

"**Coupons**" means the coupons relating to the Securities or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions;

"**Definitive Security**" means a Security in definitive form having, where appropriate, Coupons and/or a Talon attached on issue and, unless the context requires otherwise, includes any replacement Security issued pursuant to the Conditions;

"**Euroclear**" means Euroclear Bank SA/NV;

"**Event of Default**" means an event described in Condition 12(a);

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“ Extraordinary Resolution ” has the meaning set out in Schedule 3 ( Provisions for Meetings of Holders ); “ Global Security ” means a T emporary Global Security and/or, as the context may require, a P ermanent Global Security ; “ H older ” means the bearer of a Security; “ month ” means a calendar month; “ outstanding ” means, in relation to the Securities , all the Securities issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Securities to the date for such redemption and any interest payable under the Condition s after such date) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 ( Amount of Securities and Covena nt to Pay ) and remain available for payment against presen tation and surrender of Securities and/or Coupons, as the case may be, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilat ed or defaced Securities which have been surrendered in exchange for replacement Securities , (f) (for the purpose only of determining how many Securities are outstanding and without prejudice to their status for any other purpose) those Securities alleged to have been lost, stolen or destroyed and in respect of which replacement Securities have been issued, and (g) any T emporary Global Security to the extent that it shall have been exchanged for a P ermanent Global Security and any Global Security to the ext ent that it shall have been exchanged for one or more Definitive Securities , in either case pursuant to its provisions provided that for the purposes of (i) ascertaining the right to attend any meeting of the Holders and vote at any meeting of the Holders , (ii) the determination of how many Securities are outstanding for the purposes of Conditions 12 and 15 and Schedule 3 ( Provisions for Meetings of Holders ) and (iii) the exercise of any discretion, pow er or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders , those Securities which are beneficially held by or on behalf of the Issuer , the Guarantor , any other S ubsidiar y of the Gua rantor, any holding company of the Guarantor or any other Subsidiary of any such holding company and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of the T empora ry Global Security and the Permanent Global Security , the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the principal amount outstanding of each T emporary Global Security and Permanent Global Security; “ Paying Agency Agreement ” means the agreement referred to as such in the Conditions, as the same may be amended or modified from time to time, and includes any other agreement approved in writing by the Trustee appointing Successor Paying Agents or amending or modifying any such agreement ; “ Paying Agents ” means the persons (including the Principal Paying Agent ) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices; “ P ermanent Globa l Security ” means a Global Security representing Securities upon exchange of a T emporary Global Security , or part of it, and which shall be substantially in the form set out in Part B of Schedule 1 (Form of Permanent Global Security ); “ Potential Event of Default ” means an event or circumstance that could with the giving of notice, lapse of time and/or fulfilment of any other requirement provided for in Condition 12 (a) become an Event of Default; KLOCAL - 0000039 ICM:33027863.4 2

“ Pri ncipal Paying Agent ” means the bank named as such in the Conditions or any Successor Principal Paying Agen t; “ Securities ” means the € 500,000,000 Fixed Rate Resettable Capital Securities due 5 December 20 79 constituted by this Trust Deed and for the time be ing outstanding or, as the context may require, a specific number of them and includes any replacement Securities issued pursuant to the Conditions and (except for the purposes of Clause 3.1) the Temporary Global Security and the Permanent Global Security ; “ specified office ” means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Holders pursuant to Clause 7.6 ( Notices to Holders ); “ Successor ” means, in relation to a Paying Agent or Calculation Agent such other or further person as may from time to time be appointed by the Issuer or the Guarantor as Paying Agent or Calculation Agent (as the case ma y be) with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Holders pursuant to Clause 7.6 ( Notices to Holders ); “ Subsidiary ” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006 and “ Subsidiaries ” shall be construed accordingly; “ successor in business ” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of the Issuer or Guarantor or of a successor in business of the Issuer or Guarantor, or (b) any entity into which any of the previously referred to entity is amalgamated, merged or reconstructed and is itself not the continuing company; “ Talons ” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions; “ T emporary Global Security ” means the temporary g lobal Security which will represent the Securities on issue substantia lly in the form set out in Part A of Schedule 1 (Form of Temporary Global Security ); “ this Trust Deed ” means this Trust Deed (as from time to time amended or modified in accordance with this Trust D eed) and any other document executed in accordance with this Trust Deed (as from time to time so amended or modified ) and expressed to be supplemental to this Trust Deed ; “ trust corporation ” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and “ Trustee Acts ” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales. 1.2 Construction of Certain References Unless the context otherwise requires, all references in this Trust Deed to: 1.2.1 the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Securities ; 1.2.2 costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect of them; 1.2.3 an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights inclu de references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate to it; KLOCAL - 0000039 ICM:33027863.4 3

1.2.4 the Trustee’s approval or consent shall, unless expressed otherwise, be subject to the requirement that any su ch approval or consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to acting in the interests of Holders as a whole; 1.2.5 the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuer and the Guarantor and , in any event, the notification forthwith of such appointment, employment or d elegation, as the case may be ; 1.2.6 “principal”, unless the context otherwise requires, shall be deemed to include any premium payable in respect of the Securities and all other amounts in the nature of principal payable pursuant to the Conditions or any amendm ent or supplement to the Conditions and “interest”, unless the context otherwise requires, shall be deemed to include any Deferred Interest and in any such case shall be deemed to include any Additional Amounts that may be payable under Condition 1 3 or any undertaking given in addition to or in substitution for it under this Trust Deed in respect of any such amount. 1.3 Headings Headings shall be ignored in construing this Trust Deed. 1.4 Contracts References in this Trust Deed to any other document are to such doc uments as amended, modified, supplemented or replaced from time to time and include any document that amends, modifies, supplements or replaces them. 1.5 Schedules The Schedules are part of this Trust Deed and have effect accordingly. 1.6 Alternative Clearing Syst em References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer , the Guarantor , the Trustee and the Principal Paying Agent. 1.7 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed. 2 Amount of Securities and Covena nt to Pay 2.1 Amount of Securities The aggregate principal amount of the Securities is limited to € 500,000,000 . 2.2 Covenant to Pay The Issuer shall on any date when any Securities become due to be redeemed unconditionally pay to or to the order of the Trustee in euro in same day funds the principal amount of the Securities becoming due for redemption on t hat date together with any applicable premium and shall (subject to the Conditions) until such payment (both before and KLOCAL - 0000039 ICM:33027863.4 4 after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Securities outstanding as set out in the Conditions provided that:

(a) subject to Clause 2.7.2, payment of any sum due in respect of the Securities made to the Principal Paying Agent as provided in the Paying Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the Holders or Couponholders under the Conditions; and

(b) a payment made after the due date or as a result of the Securities becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Holders (if required under Clause 7.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the Holders or Couponholders under the Conditions.

The Trustee shall hold the benefit of this covenant on trust for the Holders and Couponholders.

2.3 Subordination

Notwithstanding the covenant of the Issuer given in Clause 2.2, the rights and claims of the Trustee, the Holders and Couponholders against the Issuer under the Securities in respect of principal, premium, interest and, subject to Clause 2.5, other amounts (if any) payable in respect of or arising under the Securities and this Trust Deed are subject to Condition 2 and subordinated on a winding-up or administration of the Issuer as provided in Condition 3(a).

2.4 Other obligations of the Issuer

Nothing contained in this Trust Deed shall in any way restrict the right of the Issuer to issue obligations or give guarantees in each case ranking in priority to or *pari passu* with or junior to the obligations of the Issuer in respect of the Securities and if, in the opinion of the Trustee, any modification to the provisions of this Trust Deed or the Conditions to permit such ranking is necessary or expedient, the Trustee is hereby authorised to concur with the Issuer and the Guarantor in executing a supplemental deed effecting such modification provided that the Trustee shall be entitled to assume that no such modification is required unless and until notified to the contrary by the Issuer.

2.5 Trustee's expenses

The provisions of Clause 2.3 and Condition 3(a) apply only to the principal, premium and interest and any other amounts payable in respect of the Securities and Coupons and nothing in Clause 2.3 or Conditions 3(a) or 12 shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

2.6 Discharge

Subject to Clause 2.7 (Payment after a Default), any payment to be made in respect of the Securities or the Coupons by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.7 (Payment after a Default)) to that extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.7 Payment after a Default

At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

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2.7.1 by notice in writing to the Issuer , the Guarantor and the Agents, req uire the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law: (i) to act as Agents of the Trustee under this Trust Deed and the Securities on the terms of the Paying Agency Agreement (with consequential amendments as ne cessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Securities on the terms of this Trust Deed) and therea fter to hold all Securities , Coupons and Talons and all moneys, documents and records held by them in respect of Securities , Coupons and Talons to the order of the Trustee; or (ii) to deliver all Securities , Coupons and Talons and all moneys, documents and reco rds held by them in respect of the Securities , Coupons and Talons to the Trustee or as the Trustee directs in such notice; and 2.7.2 by notice in writing to the Issuer and the Guarantor , and until such notice is withdrawn require the Issuer failing whom, the Gua rantor to make all subsequent payments in respect of the Securities , Coupons and Talons to or to the order of the Trustee and not to the Principal Paying Agent and with effect from the issue of any such notice to the Issuer and the Guarantor ; and from then until such notice is withdrawn, the first proviso to Clause 2.2 (Covenant to pay) shall cease to have effect. 3 Form of the Securities 3.1 The Global Securities The Securities shall initially be represented by the T emporary Global Security . Interests in the T em porary Global Security shall be exchangeable for interests in the P ermanent Global Security as set out in the T emporary Global Security . Interests in the P ermanent Global Security shall be exchangeable for Definitive Securities as set out in the P ermanent Global Security . 3.2 The Definitive Securities The Definitive Securities , Coupons and Talons shall be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2 . The Securities shall be endorsed with the Conditions. 3.3 Signature The Securities , Coupons and Talons shall be signed manually or in facsimile by an authorised signatory of the Issuer and the Securities shall be authenticated by or on behalf of the Prin cipal Paying Agent . The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Securities , Coupons or Talons he no longer holds that office. Securities , Co upons and Talons so executed and authenticated shall be binding and valid obligations of the Issuer . Execution in facsimile of any Securities and any photostatic copying or other duplication of any Global Securities (in unauthenticated form, but executed m anually on behalf of the Issuer as stated above) shall be binding upon the Issuer in the same manner as if such Securities were signed manually by such signatories. 3.4 Title The holder of any Security , Coupon or Talon shall (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of KLOCAL - 0000039 ICM:33027863.4 6 any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder.

4 Stamp Duties and Taxes

4.1 Stamp Duties

The Issuer shall pay any stamp, issue, documentary or other taxes and duties payable in the United Kingdom in respect of the creation, issue and offering of the Securities issued by it and the related Coupons and Talons and the execution or delivery of this Trust Deed. The Issuer shall also indemnify the Trustee, the Holders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (and where permitted under this Trust Deed or the Securities to do so), the Holders or the Couponholders to enforce the Issuer's or the Guarantor's obligations under this Trust Deed or the Securities, Coupons or Talons.

4.2 Change of Taxing Jurisdiction

If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Issuer, or as the case may be, the Guarantor shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 13 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor has become so subject. In such event this Trust Deed and the Securities, Coupons and Talons shall be read accordingly.

5 Guarantee

5.1 Guarantee

Subject to Clause 5.2 and Condition 4(c), the Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed, the Securities or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor shall pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (Covenant to Pay) (or if in respect of sums due under Clause 8 (Remuneration and Indemnification of the Trustee), in pounds sterling (or such other currency as may be agreed between the Issuer, the Guarantor and the Trustee from time to time) in London in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2.2(a) and 2.2(b) shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 8 (Remuneration and Indemnification of the Trustee). All payments under the Guarantee by the Guarantor shall be made subject to Condition 11 and Clause 4.2 (Change of Taxing Jurisdiction).

5.2 Subordination

5.2.1 Notwithstanding the guarantee of the Guarantor given in Clause 5.1 and its indemnity given in Clauses 5.7 and 5.9, the rights and claims of the Trustee, the Holders and the Couponholders against the Guarantor under the Guarantee are, subject to Clause 5.2.3, subject to Condition 4(b) and subordinated on a winding-up or administration of the Guarantor as provided in Condition 4(c).

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5.2.2 Nothing contained in this Trust Deed shall in any way restrict the right of the Guarantor to issue obligations or give guarantees in each case ranking in priority to or pari passu with or junior to the obligations of the Guarantor in respect of the Securities and if , in the opinion of the Trustee , any modification to the provisions of this Trust Deed or the Condit ions to permit such ranking is necessary or expedient, the Trustee is hereby authorised to concur with the Issuer and the Guarantor in executing a supplemental deed effecting such modification provided that the Trustee shall be entitled to assume that no s uch modification is required unless and until notified to the contrary by the Guarantor. 5.2.3 The provisions of t his Clause 5.2 and Condition 4(c ) apply only to the principal, premium and interest and any other amounts payable in respect of the Securities and C oupons and nothing in this Clause 5.2 or Condition s 4( c ) or 12 shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof. 5.3 Guarantor as Prin cipal Debtor As between the Guarantor and the Trustee, the Holders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor shall be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accord ingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Iss uer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the en forcement or absence of enforcement of this Trust Deed, the Securities or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, recon struction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Securities or the Coupons or any of the Issuer’s obligations under any of them). 5.4 G uarantor’s Obligations Continuing The Guarantor’s obligations under this Trust Deed are and shall remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Securities or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first taking proceeding s against the Issuer, any other person, any security or any other guarantee or indemnity. 5.5 Exercise of Guarantor’s Rights So long as any sum remains payable by the Issuer under this Trust Deed, the Securities or the Coupons: 5.5.1 any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve ; and 5.5.2 any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the liquidation, dissolution, amalgamation, reconstruction, KLOCAL - 0000039 ICM:33027863.4 8 reorganisation, insolvency, winding-up or analogous proceedings relating to the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 6.1 (Declaration of Trust).

Notwithstanding any other provisions of this Trust Deed, any of the Guarantor's rights of indemnity, subrogation or contribution against the Issuer will be subject to the provisions of Condition 3(a), *mutatis mutandis*, as if they were claims of the Holders, Couponholders or the Trustee against the Issuer in respect of the Securities.

5.6 Suspense Accounts

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2.2 (Covenant to Pay)) in respect of any sum payable by the Issuer under this Trust Deed, the Securities or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.7 Avoidance of Payments

The Guarantor shall within 5 business days of demand indemnify the Trustee, each Holder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed, any Security or the Coupons relating to that Security and shall in any event pay to it on demand the amount as refunded by it.

5.8 Debts of the Issuer

If any moneys become payable by the Guarantor under this Guarantee, the Issuer shall not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

5.9 Indemnity

As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under this Trust Deed, the Securities or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Holder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee within 5 business days of demand and (2) as a primary obligation to indemnify the Trustee, each Holder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed, the Securities or the Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed, the Securities, the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Holder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

5.10 Set-off

Subject to applicable law, no Holder or Couponholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Guarantor in respect of, or arising under or in connection with the Securities, the Coupons or the

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Guarantee and each Holder and Couponholder shall, by virtue of his holding of any Security or Coupon, be deemed to have waived all such rig hts of set - off, compensation or retention. 6 Application of Moneys Received by the Trustee 6.1 Declaration of Trust All moneys received by the Trustee in respect of the Securities or amounts payable under this Trust Deed shall, despite any appropriation of all o r part of them by the Issuer or the Guarantor , be held by the Trustee on trust to apply them (subject to Clause s 5.6 (Suspense Accounts) and 6.2 (Investment)) : 6.1.1 first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trust ee and/or any Appointee (including remuneration payable to the Trustee or any Appointee ) in carrying out its functions under this Trust Deed; 6.1.2 secondly, in payment of any amounts owing in respect of the Securities or Coupons pari passu and rateably; and 6.1.3 thi rdly, in payment of any balance to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor . If the Trustee holds any moneys which represent principal, premium or interest in respect of Securi ties or Coupons which have become void in accordance with the Conditions the Trustee shall hold them on these trusts. 6.2 Investment 6.2.1 No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Tr ustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd - Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder . 6.2.2 The Trustee may place moneys in res pect of the Securities or Coupons on deposit in its name or under its control in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit. If that bank or financial institution is the Trustee or a Sub sidiary, Holding Company or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. 6.2.3 The p arties acknowledge and agree that in the event that any deposits in respect of the Securities or Coupons are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value suc h that the application thereof would result in amounts being debited from funds held by such bank or financial institution (“ negative interest ”), the Trustee shall not be liable to make up any shortfall or be liable for any loss. 6.2.4 The Trustee may at its dis cretion accumulate such deposits and the resulting interest and other income derived thereon. The accumulated deposits shall be applied under Clause 6.1 (Declaration of Trust). All interest and other income der iving from such deposits shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 8 (Remuneration and Indemnification of the Trustee) to the KLOCAL - 0000039 ICM:33027863.4 10

Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Holders or the holders of the related Coupons, as the case may be . 7 Covenants So long as any Security issued by it is outstanding, t he Issuer and the Guarantor shall each : 7.1 Books of Account Keep, and pro cure that each of its S ubsidiar ies keeps, proper books of account and, at any time after an Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each of its Subsidiaries shall allow, the Trustee and anyone appointed by it to whom the Issuer , the Guarantor and/or the relevant subsidiary undertaking has no reasonable objection, access to its books of account at all reasonable times during normal busi ness hours. 7.2 Notice of Events Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default , Potential Event of Default , Benchmark Event, Compulsory Payment Event or Special Event . 7.3 Information So far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions. 7.4 Financial Statements etc. Send to the Trustee at the time of their issue and, in the case of annual financial statements, in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of t hem) of the Issuer , the Guarantor or any parent undertaking of it generally in their capacity as such . 7.5 Certificate of Director, etc. Send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and als o within 21 days of any request by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor signed by a Director that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or, as the case may be, the Guarantor as at a date (the “ Certification Date ”) not more than five days before the date of the certificate no Event of Default , Potential Event of Default , Benchmark Event, Compulsory Payment Event or Special Event had occurred (and, in the case of a Potential Event of Default, was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and, in the case of a Potential Event of Default, was continuing ), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such . 7.6 Notices to Holders Obtain the prior written approval of the Trustee to, and promptly giv e to the Trustee two copies of, the form of every notice given to the Holders in accordance with Condition 1 8 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of KLOCAL - 0000039 ICM:33027863.4 11 the Financial Services and Markets Act 2000 any such notice which is a communication within the meaning of that section). 7.7 Further Acts So far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed. 7.8 Notice of L ate Payment Forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Holders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Securities or Coupo ns made after the due date for such payment. 7.9 Listing U se all reasonable endeavours to maintain the listing of the Securities but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be un duly onerous and the Trustee is satisfied that the interests of the Holders would not by such action be materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Securities on another stock exchange approved in wr iting by the Trustee. 7.10 Change in Agents Give at least 14 days’ prior notice to the Holders in accordance with the Conditions of any future appointment, resignation or removal of a n Agent or of any change by a n Agent of its specified office. 7.11 Provision of Leg al Opinions Procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee , from legal advisors reasonably acceptable to the Trustee on the date of any amendment or modificatio n to this Trust Deed . 7.12 Securities Held by the Issuer or Guarantor etc. Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or, as the case may be, the Guarantor signed by a Director stating the numb er of Securities held at the date of such certificate by or on behalf of the Issuer or , as the case may be, the Guarantor , any other Subsidiary of the Guarantor , any holding company of the Guarantor or any other S ubsidiary of such holding company . 7.13 Obligati ons of Agents Comply with and perform all its obligations under the Paying Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modif ication to the Paying Agency Agreement without the prior written approval of the Trustee. 8 Remuneration and Indemnification of the Trustee 8.1 Normal Remuneration So long as any Security is outstanding the Issuer ( failing whom, the Guarantor ) shall pay the Trus tee as remuneration for its services as Trustee such sum on such dates in each case as KLOCAL - 0000039 ICM:33027863.4 12 they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Holder or Couponholder of moneys due in respect of any Security or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Holder or Couponholder is duly made. 8.2 Extra Remuneration If (i) a Potential Event of Default or an Event of Default shall have occurred , the Issuer (failing whom, the Guarantor) shall pa y such additional remuneration calculated by reference to the Trustee's normal hourly r ates in force from time to time or (ii), in any other case (including, for the avoidance of doubt, if a Benchmark Event, Compulsory Payment Event or Special Event has occurred) , if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties that the Tru stee and the Issuer both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer (failing whom, the Guarantor) shall pay such additional remuneration as shall be agreed between th em (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time). In the event of the Trustee and the Issuer failing to agree as to any of the matters in this Clause 8 (or as to such sums referred to in Clause 8.1 ( Normal Remuneration )), such matters shall be determined by a financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer or , failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s or person’s fee shall be paid by the Issuer . The determination of the relevant financial institution shall be conclusive and binding on the Issuer , the Guarantor , the Trustee, the Holders and the Couponholders. 8.3 Expenses The Issuer (in respect of itself and, where applicable, Securities issued by it) (failing whom, the Guaran tor) shall also, on demand by the Trustee, pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee and every Appointee in the preparation and execution of this Trust Deed and the performance of its functions under thi s Trust Deed in relation to the Issuer including, but not limited to, legal and travelling expenses and any United Kingdom stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contem plated by the Trustee against the Issuer (in respect of Securities issued by it) or the Guarantor to enforce any provision of this Trust Deed, the Securities , the Coupons or the Talons and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall: 8.3.1 in the case of payments made by the Trustee before such demand, carry intere st from the date specified in the demand at the rate of two per cent. per annum above the base rate of NatWest Bank plc on the date on which the Trustee made such payments; and 8.3.2 in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date. 8.4 Notice of Costs The Trustee shall wh erever practicable give prior notice to the Issuer and the Guarantor of any costs, charges and expenses properly to be incurred and of payments to be made by the KLOCAL - 0000039 ICM:33027863.4 13

Trustee in the lawful exercise of its powers under this Trust Deed so as to afford the Issuer and the Guarantor a reasonable opportunity to meet such costs, charges and expenses itself or to put the Trustee in funds to make payment of such costs, charges and expenses. However, failure of the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such costs, charges and expenses under this Clause 8.

8.5 Indemnity

The Issuer failing whom, the Guarantor shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses properly paid or incurred in disputing or defending any of the foregoing) which any of them may incur in relation to the Issuer or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions in relation to the Issuer.

8.6 Continuing Effect

Clauses 8.3 (Expenses) and 8.5 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee.

9 Provisions Supplemental to the Trustee Acts

9.1 Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert (including, without limitation, any report or advice received from an independent financial adviser or from any accountant pursuant to the Conditions), whether or not (1) such opinion, advice or information is addressed to the Trustee or any other person, and (2) such expert's liability in respect of the same is limited by reference to a monetary cap or otherwise and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

9.2 Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default, Potential Event of Default, Benchmark Event, Compulsory Payment Event or Special Event has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all of their obligations under this Trust Deed and the Securities, Coupons and Talons provided that the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties.

9.3 Resolutions of Holders

The Trustee shall not be responsible for having acted in good faith on an Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at a meeting of Holders in respect of which minutes have been made and signed or any direction or request of Holders even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing or a direction or a request) it was not signed by the

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requisite number of Holders or that the resolution , direction or request was not valid or binding on the Holders or Couponholders. 9.4 Certificate Signed by a Director, etc. If the Trustee, in the exercise of its functions , requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by a Director (or, in certain circumstances set out in the Conditions, two Directors) of the Issuer or Guarantor as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acti ng on such a certificate. 9.5 Deposit of Documents The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect of them. 9.6 Discretion The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inc onvenience which may result from their exercise or non - exercise. 9.7 Agents Whenever it considers it expedient in the interests of the Holders , the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selecte d by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money ). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent. 9.8 Delegation Whenever it considers it expedient in the interests of the H olders , the Trustee may delegate to any person on any terms (including power to sub - delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or b e responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub - delegate. 9.9 Nominees In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms. 9.10 Forged Securities The Trustee shall not be liable to the Issuer , the Guarantor or any Holder or Couponholder by reason of having accepted as valid or not having rejected any Security , Coupon or Talon purportin g to be such and later found to be forged or not authentic. KLOCAL - 0000039 ICM:33027863.4 15

9.11 Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Holder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer or the Guarantor.

9.12 Determinations Conclusive

As between itself and the Holders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Holders and the Couponholders.

9.13 Currency Conversion

Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Issuer, the Guarantor and the Holders and Couponholders.

9.14 Payment for and Delivery of Securities

The Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Securities, any exchange of Securities or the delivery of Securities to the persons entitled to them.

9.15 Trustee's consent

Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent or approval the Trustee may require the Issuer and the Guarantor to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Holders. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Holders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Holders in relation to such matters other than that which is contained in the preceding sentence.

9.16 Securities Held by the Issuer, Guarantor etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 7.12 (Securities Held by the Issuer or Guarantor etc.) that no Securities are for the time being held by or on behalf of the Issuer, the Guarantor, any other Subsidiary of the Guarantor, any holding company of the Guarantor or any other Subsidiary of such holding company.

9.17 Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Securities or for checking or commenting upon the content of any such legal opinion.

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9.18 Events of Default

The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy. Any such determination shall be conclusive and binding on the Issuer, the Guarantor and the Holders.

9.19 Illegality

No provision of this Trust Deed shall require the Trustee to do anything which may be illegal or contrary to applicable law or regulation.

9.20 Adequate Indemnity or Repayment

No provision of this Trust Deed shall cause the Trustee to expend or risk its own funds or otherwise incur any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have grounds for believing that repayment of such funds or adequate indemnity, security or prefunding against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or liability whatsoever is not assured to it.

9.21 Action by the Trustee

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that it will be indemnified and/or secured and/or pre-funded against any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

9.22 Worst-case Scenario

When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

9.23 Trustee entitled to treat Holders as a class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Trust Deed and the Conditions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Holders as a class and shall not have regard to any interests arising from circumstances particular to individual Holders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders or Couponholders except to the extent already provided for in the Conditions and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed.

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9.24 Trustee respons ibility The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibili ty in evidence of this Trust Deed or any other document relating or expressed to b e supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto. 9.25 Trustee not responsible for investigation The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person (other than itself) contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document. 9.26 Rating agencies The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantor, any Holder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Securities by any rating agency. 10 Disapplication and Trus tee Liability 10.1 Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Tr ust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. 10.2 Trustee Liability Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Securities or the Paying Agency Agreement, the Trustee shall not be liable to any pe rson for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Securities or the Paying Agency Agreement save in relation to its own gross negligence, wilful default or fraud. 11 Waiver and Proof of Default 11.1 W aiver The Trustee may, without the consent of the Holders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Holders and the Couponholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Guarantor of this Trust Deed or the Conditions or the Paying Agency Agreement or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12 . No such direction or req uest shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the KLOCAL - 0000039 ICM:33027863.4 18

Holders and the Couponholders and, if the Trustee so requires, shall be notified to the Holders as soon as practica ble. 11.2 Proof of Default Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Security or Coupon shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Securit ies or Coupons which are then payable. 12 Trustee not Precluded from Entering into Contracts The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Security , Coupon, Talon or other security (or any interest the rein) of the Issuer , the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit. 13 Modification and Substitution 13.1 Modification The Trustee may agree without the consent of the Holders or Couponholders to a ny modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any other modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Holders , but such power does not extend to (i) agreeing any provision entitling the Holders to institute any actions, steps or proceedings for the winding - up of the Issuer and/or the Guarantor in circumstances which are more extensive than those set out in Condition 12 or (ii) any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 ( Provisions for Meetings of Holders ). In addition, the Trustee shall be obliged to concur with the Issuer and the Guarantor in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 5(i) without the consent or approval of the Holders or Couponholders, p rovided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or t he protective provisions afforded to it in the Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. Any such modification shall be binding on the Holders and Couponholders a nd , if the Trustee so requires, shall be notified to the Holders as soon as practicable. 13.2 Substitution 13.2.1 The Trustee may, without the consent of the Holders or Couponholders, agree to the substitution of any other company (the “ Substituted Obligor ”) in place of the Issuer or the Guarantor (or of any previous substitute under this Clause 13 ) as the principal debtor or guarantor, as the case may be, under this Trust Deed and the Securities , Coupons and Talons provided that such subst itution would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Holders , and further provided that : (i) a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to th e Trustee, agreeing to be bound by this Trust Deed and the Securities , Coupons and Talons (with consequential amendments as the Trustee may deem appropriate) as if the KLOCAL - 0000039 ICM:33027863.4 19

Substituted Obligor had been named in this Trust Deed and the Securities , Coupons and Ta lons as the principal debtor in place of the Issuer or the Guarantor, as the case may be ; (ii) if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “ Substituted Territory ”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “ Issuer’s Territory ”) or to which the Guarantor is subject generally (the “ Guarantor’s Territory ”) , the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 13 with the substitution for the references in that Condition to the Issuer ’s Territory or t he Guarantor’s Territory, as the case may be, of references to the Substituted Territory whereupon the Trust Deed, and the Securities , Coupons and Talons shall be read accordingly; (iii) if any two Directors of the Substituted Obligor certify that it will be sol vent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer or the Guarantor ; (iv) the Issuer , the Guarantor and the Substituted Oblig or comply with such other requirements as the Trustee may direct in the interests of the Holders ; (v) the Trustee is satisfied that (i) the Substituted Obligor has obtained all necessary governmental and regulatory approvals and consents necessary for its ass umption of liability as principal debtor or guarantor in respect of the Securities in place of the Issuer , or the Guarantor, as the case may be (or a previous substitute), (ii) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Obligor of its obligations under the Securities and Coupons and (iii) such approvals and consents are at the time of substitution in full force and effect ; and (vi) in the case of a substitution of the Iss uer, a guarantee is provided in respect of the Securities , the Coupons and the Talons by the Guarantor on the same basis as set out in Clause 5 . 13.2.2 Release of Substituted Issuer or Substituted Guarantor An agreement by the Trustee pursuant to Clause 13.2 ( Substitution ) shall, if so expressed, release the Issuer or Guarantor (or a previous substitute) from any or all of its obligations under this Trust Deed and the Securities , Coupons and Talons. Notice of the substitution shall be given to the Holders within 14 days of the execution of such documents and compliance with such requirements. 13.2.3 Completion of Substitution On completion of the formalities set out in Clause 13.2 ( Substitution ), the Substituted Obligor shall be deemed to be named in this Trust Deed and the Securities , Coupons and Talons as the principal debtor in place of the Issuer (or of any previous substitute) or guarantor in place of the Guar antor (or any previous substitute) as the case may be, and this Trust Deed and the Securities , Coupons and Talons shall be deemed to be amended as necessary to give effect to the substitution. KLOCAL - 0000039 ICM:33027863.4 20

14 Appointment, Retirement and Removal of the Trustee 14.1 Appointment The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. The Trustee shall at all times be a trust corporation and such trust corporation may be the sole Trustee. Any appo intment of a new Trustee shall be notified by the Issuer to the Holders in accordance with Condition 1 8 as soon as practicable. 14.2 Retirement and Removal Any Trustee may retire at any time on giving at least three months’ written notice to the Issuer and the Guarantor without giving any reason or being responsible for any costs occasioned by such retirement and the Holders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effecti ve until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer shall use all reasonable endeavours to procure that another trust co rporation is appointed as Trustee. 14.3 Co - Trustees The Trustee may, despite Clause 14.1 ( Appointment ), by written notice to the Issuer and the Guarantor , appoint anyone to act either as a separate Trustee in respect of any Issue or as an additional Trustee jointly with the Trustee: 14.3.1 if the Trustee considers the appointment to be in the interests of the Holders and/or the Couponholders; 14.3.2 to conform with a legal requirement, restriction or condition in a jurisd iction in which a particular act is to be performed; or 14.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction. Subject to the provisions of this Trust Deed the Trustee may, in the instrument of appointment, c onfer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer , the Guarantor and that person remove that person. At the Trustee’s request, the Issuer and the Guarantor shall forthwith do all things as may be required to perfect such appointment or removal and the Issuer and the Guarantor irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. Before appointing such person to act as separate Trustee or additional Trustee the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to the Issuer and the Guarantor of its intention to make such appointment (and the reason for that) and shall give due consideration to representa tions made by the Issuer and the Guarantor concerning such appointment. 14.4 Competence of a Majority of Trustees If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a tru st corporation. KLOCAL - 0000039 ICM:33027863.4 21

15 Securities held in Clearing Systems and Couponholders 15.1 Securities Held in Clearing Systems So long as any Global Security is held on behalf of a clearing system, in considering the interests of Holders , the Trustee may have regard to any inf ormation provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Security and may consider such interests on the basis that su ch accountholders or participants were the holder(s) of such Global Security . 15.2 Reliance on Securities Held in Clearing Systems The Trustee , the Issuer and the Guarantor may call for and, except in the case of manifest error, shall be at liberty to accept an d place full reliance on as sufficient evidence thereof any certificate, letter of confirmation or other document issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information a nd/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular principal amo unt of Securities represented by a Global Security and if the Trustee , the Issuer or the Guarantor does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned for all pu rposes. Any such certificate may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual proc edures and in which the holder of a particular principal amount of Securities is clearly identified together with the amount of such holding. Neither the Issuer , the Guarantor nor the Trustee shall be liable to any person by reason of having accepted as va lid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic. 15.3 Couponholders No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Holders . Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Holders , the Trustee shall assume that the holder of each Security is the holder of all Coupons and Talons relating to it. 16 Currency Indemnity 16.1 Currency of Account and Payment The euro “ the Contractual Currency ” is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with this Trust Deed, the Securities and the Coupons, including damages but excluding all sums payable by the Issuer or the Guarantor under Clause 8 of this Trust Deed . 16.2 Extent of Discharge An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding - up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any Holder or Couponholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor , shall only discharge the Issuer or the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so KLOCAL - 0000039 ICM:33027863.4 22 rece ived or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). 16.3 Indemnity If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Securities or the Coupons, the Issuer , failing whom the Guarantor, shall indemnify the recipient against any loss sustained by it as a result. In any even t, the Issuer , failing whom the Guarantor, shall indemnify the recipient against the cost of making any such purchase. 16.4 Indemnity Separate The indemnities in this Clause 16 and in Clause 8.5 ( Indemnity ) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee an d/or any Holder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Securities and/or the Coupons or any other judgment or orde r. 17 Enforcement 17.1 Trustee to enforce Only the Trustee may enforce the rights of the Holders and Couponholders against the Issuer or the Guarantor , whether the same arise under the general law, this Trust Deed, the Securities , the Coupons or otherwise, and no Holder or Couponholder shall be entitled to proceed directly against the Issuer and/ or the Guarantor or to institute proceedings for the winding - up of the Issuer and/or the Guarantor and/or prove in the winding - up or administration of the Issuer and/or the Guarantor and/or claim in the liquidation or administration of the Issuer and/or the Guarantor unless the Trustee, having become bound to proceed, fails or is unable to do so within 60 days and such failure or inability is continuing. 17.2 Trustee’s Indemnity The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed, the Securities or the Coupons or take any other action hereunder unless it shall be indemnified and/or secured and/or prefunded by the Holder s and/or Couponholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, includ ing the costs of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time. 17.3 Legal proceedings If the Trustee (or any Holder or Couponholder where entitled in accordance with this Trust Deed s o to do) institutes legal proceedings against the Issuer or the Guarantor to enforce any obligations under this Trust Deed: 17.3.1 proof in such proceedings that as regards any specified Security the Issuer or the Guarantor, as the case may be, has made default i n paying any principal or interest due to the relevant Holder shall (unless the contrary be proved) be sufficient evidence that the Issuer or the Guarantor, as the case may be, has made the same default as KLOCAL - 0000039 ICM:33027863.4 23 regards all other Securities which are then repayable or, as the case may be, in respect of which interest is then payable; and

17.3.2 proof in such proceedings that as regards any specified Coupon the Issuer or the Guarantor, as the case may be, has made default in paying any sum due to the relevant Couponholder shall (unless the contrary be proved) be sufficient evidence that the Issuer or the Guarantor, as the case may be, has made the same default as regards all other Coupons which are then payable.

17.4 Powers additional to general powers

The powers conferred on the Trustee by this Clause 17 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Securities or Coupons.

18 Communications

18.1 Method

Each communication under this Trust Deed shall be made by electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the electronic address or postal address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, electronic address, postal address and person so designated by the parties under this Trust Deed are:

to the Issuer and the Guarantor:	c/o National Grid plc 1-3 Strand London WC2N 5EH (Attention: Group Treasurer) Telephone No. +44 20 7004 3346 Email: Alexandra.Lewis@nationalgrid.com
to the Trustee:	The Law Debenture Trust Corporation p.l.c. Fifth Floor 100 Wood Street London EC2V 7EX (Attention: the Manager, Commercial Trusts (Ref TC 203016)) Telephone No. +44 20 7606 5451 Email: legal.notices@lawdeb.com

18.2 Deemed Receipt

Any communication from any party to any other under this Trust Deed shall be effective (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, when good receipt is confirmed

KLOCAL-0000039 ICM:33027863.4 24

by the recipient following enquiry by the sender (provided always that any email communication to the Trustee shall only be treated as having been received upon written confirmation of receipt by the Trustee and an automatically generated “read” or “received” receipt shall not constitute such confirmation) and (i f in writing) when received, except that a communication received after 5.00 p.m. on a business day shall be deemed to be received on the next business day in the city in which the recipient is located. 19 Governing Law and Jurisdiction 19.1 Governing Law This Tru st Deed and any non - contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. 19.2 Jurisdiction The courts of England are to have jurisdiction to settle any disputes that may arise out o f or in connection with this Trust Deed, the Securities , the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Securities , the Coupons or the Talons (“ Proceedings ”) may be brough t in such courts. The Issuer and the Guarantor irrevocably submit to the jurisdiction of such courts and waive any objection s to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient fo rum. This Clause is for the benefit of each of the Trustee and the Holders and Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or mor e jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). KLOCAL - 0000039 ICM:33027863.4 25

Schedule 1 Part A Form of Temporary Global Security NGG FINANCE plc (Incorporated with lim ited liability in England and Wales on 21 May 2001 under registered number 4220381 ) TEMPORARY GLOBAL INSTRUMENT representing € 500,000,000 Fixed Rate Resettable Capital Securities due 5 December 20 79 unconditionally and irrevocably guaranteed on a subordinated basis by National Grid plc ( Incorporated with limited liability in England and Wales on 11 July 2000 under registered number 4031152) This T emporary Global Security is issued without Coupons in respect of the Securities designated above (the “ Securities ”) of NGG Finance plc (the “ Issuer ”). 1 Interpretation and Definitions References in this T emporary Global Security to the “ Conditions ” are to the Terms and Conditions applicable to the Securities (which are in the form set out in Part B of Schedule 2 ( Terms and Conditions of the Securities ) t o the trust deed (the “ Trust Deed ”) dated 5 September 2019 between the Issuer , National Grid plc as guarantor (the " Guarantor ") and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this T emporary Global Security . C apitalised terms used in this T emporary Global Security shall have the meanings given to them in the Conditions or the Trust Deed. 2 Aggregate Principal amount The aggregate principal amount from time to time of this T emporary Global Security shall be an amount equal to the aggregate principal amount of the Securities as shall be shown by the latest entry in the fourth column of the Schedule to this Temporary Global Security , which shall be completed by or on b ehalf of the Principal Paying Agent upon (a) the issue of Securities represented by this T emporary Global Security , (b) the exchange of the whole or a part of this Temporary Global Security for a corresponding interest in the P ermanent Global Security and/ or (c) the redemption or purchase and cancellation of Securities represented by this Temporary Global Security , all as described below. 3 Promise to Pay Subject as provided in this Temporary Global Security , the Issuer, for value received, by this Temporary Global Security promises to pay to the bearer of this Temporary Global Security , upon presentation and (when no further payment is due in respect of this Temporary Global Security ) surrender of this Temporary Global Security , on the Maturity Date (or on su ch earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate principal amount of Securities represente d by this Temporary Global Security and to pay interest in respect of the Securities in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the KLOCAL - 0000039 ICM:33027863.4 26

Conditions, save that the calculation is made in r espect of the total aggregate amount of the Securities , together with such premium and other amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange O n or after the first day following the expiry of 40 days afte r 16 October 2019 (the “ Exchange Date ”), this Temporary Global Security may be exchanged (free of charge to the holder) in whole or from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying Agent for interests in a Permanent Global Security in an aggregate principal amount equal to the principal amount of this Temporary Global Security submitted for exchange provided that , there shall have been Certification with respect to such principal am ount submitted for such exchange dated no earlier than the Exchange Date. “ Certification ” means the presentation to the Principal Paying Agent of a certificate or certificates with respect to one or more interests in this Temporary Global Security , signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 ( Clearing System Certificate of Non - U.S. Citizenship and Residency ) to the Trust Deed to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 to the Paying Agency Agreement ( Accountholder Certificate of Non - U.S. Citizenship and Residency ) with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this Temporary Global Security being exchanged for a Permanent Global Security , such Permanent Global Security shall be exchangeable in accordance with its te rms for Definitive Securities . On any exchange of a part of this Temporary Global Security for an equivalent interest in a Permanent Global Security the portion of the principal amount of this Temporary Global Security so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule to this Temporary Global Security , whereupon the principal amount of this Temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed. 5 Benefit of Conditions Exc ept as otherwise specified in this Temporary Global Security , this Temporary Global Security is subject to the Conditions and the Trust Deed and, until the whole of this Temporary Global Security is exchanged for equivalent interests in a Permanent Global Security , the holder of this Temporary Global Security shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Security (or the relevant part of it) for which it may be exchanged as if such permanent Global S ecurity had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Securities represented by this Temporary Global Security which falls due on or after the Exchange Date unless, upon due presentation of this Temporary Global Security for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Security is improperly withheld or refused by or on behalf of the Issuer. Payments due before the Exchange Date shal l only be made in relation to such principal amount of this Temporary Global Security with respect to which there shall have been Certification dated no earlier than such due date for payment. KLOCAL - 0000039 ICM:33027863.4 27

Any payments which are made in respect of this Temporary Global Security shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Principal Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Security represented by this Temporary Global Security , the portion of this Temporary Global Security representing such Security shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule to this Temporary Global Security (such endorsement being prima facie evidence that the payment in question has been made) upon which the principal amount of this Temporary Global Security shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Securities represented by this Temporary Global Security , a record of each such payment shall be endorsed by or on behalf of the Principal Paying Agent on an additional schedule to this Temporary Global Security (such endorsement being prima facie evidence that the payment in question has been made). For the purposes of any payments made in respect of this Temporary Global Security , the first sentence of Condition 11(c) shall be deleted and replaced with "Any Security may only be presented for payment on a day on which the commercial banks and foreign exchange markets are open for business in London and the Target System is operating". 7 Cancellation Cancell ation of any Security represented by this Temporary Global Security which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this Temporary Global Security representing s uch Security on its presentation to or to the order of the Principal Paying Agent for endorsement in the Schedule to this Temporary Global Security , upon which the principal amount of this Temporary Global Security shall be reduced for all purposes by the amount so cancelled and endorsed. 8 Notices Notices required to be given in respect of the Securities represented by this Temporary Global Security may be given by their being delivered (so long as this Temporary Global Security is held on behalf of Euroclea r and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this Temporary Global Security , rather than by publication as required by the Conditions. Any such notice shall be deemed to have been given to the Holders on the day on which such notice is delivered to Euroclear, Clearstream, Luxembourg or such other Clearing System (as the case may be) as aforesaid. No provision of this Temporar y Global Security shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Securities when due in accordance with the Conditions. This Temporary Global Security shall not be valid or become obligatory for a ny purpose until authenticated by or on behalf of the Principal Paying Agent . This Temporary Global Security and all matters arising from or connected with it shall be governed by and construed in accordance with English law. KLOCAL - 0000039 ICM:33027863.4 28

In witness of which the Issuer has caused this Temporary Global Security to be duly signed on its behalf. Dated as of the Issue Date. NGG FINANCE plc By: CERTIFICATE OF AUTHENTICATION OF THE PRINCIPAL PAYING AGENT This Temporary Global Security is authenticated by or on behalf of the Principal Paying Agent . THE BANK OF NEW YORK MELLON , LONDON BRANCH as Principal Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNI TED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. KLOCAL - 0000039 ICM:33027863.4 29

The First Schedule Principal amount of Securities represented by this Temporary Global Security The following (i) issue of Securitie s initially represented by this Temporary Global Security , (ii) exchanges of the whole or a part of this Temporary Global Security for interests in a Permanent Global Security and/or (iii) cancellations or forfeitures of interests in this Temporary Global Security have been made, resulting in the principal amount of this Temporary Global Security specified in the latest entry in the fourth column below: Reason for decrease in pri ncipal amount Principal Amount of of this amount of this decrease in Temporary Temporary principal amount Global Security Global Security Notation made of this (exchange, on issue or by or on behalf Temporary cancellation or following such of the Principal Date Global Security forfeiture) decrease Paying Agent Issue Date not applic able not applicable KLOCAL - 0000039 ICM:33027863.4 30

Schedule 1 Part B Form of Permanent Global Security NGG FINANCE plc (Incorporated with limited liability in England and Wales on 21 May 2001 with registered number 4220381 ) PERMANENT GLOBAL INSTRUMENT r epresenti ng € 500,000,000 Fixed Rate Resettable Capital Securities due 5 December 20 79 unconditionally and irrevocably guaran teed on a subord inated basis by National Grid plc (Incorporated with limited liability in England and Wales on 11 July 2000 under registered number 4031152) ISIN: XS 2010044977 Common Code: 201004497 This Permanent Global Security is issued without Coupons in respect of t he Securities designated above (the “ Securities ”) of NGG Finance plc (the “ Issuer ”). 1 Interpretation and Definitions References in this Permanent Global Security to the “ Conditions ” are to the Terms and Conditions applicable to the Securities (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Securities ) to the trust deed (the “ Trust Deed ”) dated 5 September 2019 between the Issuer , National Grid plc as guarantor (the "Guarantor") and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Permanent Global Security ). Other capitalised terms used in this Permanent Global Security shal l have the meanings given to them in the Conditions or the Trust Deed. 2 Aggregate Principal amount The aggregate principal amount from time to time of this Permanent Global Security shall be an amount equal to the aggregate principal amount of the Securitie s as shall be shown by the latest entry in the fourth column of the First Schedule to this Permanent Global Security , which shall be completed by or on behalf of the Principal Paying Agent upon (a) the exchange of the whole or a part of the Temporary Globa l Security initially representing the Securities for a corresponding interest in this Permanent Global Security ( b ) the exchange of the whole or a part of this Permanent Global Security for Definitive Securities and/or ( c ) the redemption or purchase and ca ncellation of Securities represented by this Permanent Global Security , all as described below. 3 Promise to Pay Subject as provided in this Permanent Global Security , the Issuer, for value received, by this Permanent Global Security promises to pay to the b earer of this Permanent Global Security , upon presentation and (when no further payment is due in respect of this Permanent Global Security ) surrender of this Permanent Global Security , on the Maturity Date (or on such earlier date as the amount payable up on redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate principal amount of Securities represented by this Permanent Global Security and to pay interest in respect of the Securities in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided KLOCAL - 0000039 ICM:33027863.4 31 for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Securities , together with such premium and other amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange This Permanent Global Security is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Securities if this Permanent Global Security is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “ Alternative Clearing System ”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “ Exchange Date ” means a day falling not less than 60 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. A ny such exchange may be effected on or after an Exchange Date by the holder of this Permanent Global Security surrendering this Permanent Global Security to or to the order of the Principal Paying Agent . In exchange for this Permanent Global Security , the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Securities in an aggregate pri ncipal amount equal to the principal amount of this Permanent Global Security submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest which have not already been paid on this Perma nent Global Security ), security printed and substantially in the form set out in Part A of Schedule 2 to the Trust Deed. On any exchange of a part of this Permanent Global Security the portion of the principal amount of this Pe rmanent Global Security so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the First Schedule to this Permanent Global Security , whereupon the principal amount of this Permanent Global Security shall be reduced for all purposes by the amount so exchanged and endorsed. 5 Benefit of Conditions Except as otherwise specified in this Permanent Global Security , this Permanent Global Security is subject to the Conditions and the Trust Deed and, until the whole of this Permanent Global Se curity is exchanged for Definitive Securities , the holder of this Permanent Global Security shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Securities for which it may be exchanged and as if such Definitive Securities had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Securities represented by this Permanent Global Security that falls due after an Exchange Date for such Securities , unless upon due presentation of this Permanent Global Security for exchange, delivery of Definitive Securities is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its ob ligations under any Definitive Securities . Payments in respect of this Permanent Global Security shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Principal Pa ying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second KLOCAL - 0000039 ICM:33027863.4 32

Schedule to this Permanent Global Security , as appropriate, by the Principal Paying Agent or by the relevant Payi ng Agent, for and on behalf of the Principal Paying Agent , which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this Permanent Global Security , the first sentence of Condition 11(c) shall be deleted and replaced with "Any Security may only be presented for payment on a day on which the commercial banks and foreign exchange markets are open for business in London and the Target System is operating". 7 Prescription Claims in respect of principal or premium and interest in respect of this Permanent Global Security shall become void unless it is presented for payment within a period of 10 years (in the case of principal and premium ) and five ye ars (in the case of interest) from the appropriate Relevant Date. 8 Meetings For the purposes of any meeting of Holders , the holder of this Permanent Global Security shall (unless this Permanent Global Security represents only one Security ) be treated as two persons for the purposes of any quorum requirements of a meeting of Holders and, at any such meeting, as having one vote in respect of each EUR1 , 00 0 of the Securities . 9 Cancellation Cancellation of any Security represented by this Permanent Global Security which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this Permanent Global Security representing such Security on its presentation to or to the order of the Principa l Paying Agent for endorsement in the First Schedule to this Permanent Global Security , upon which the principal amount of this Permanent Global Security shall be reduced for all purposes by the amount so cancelled and endorsed. 10 Purchase Securities may onl y be purchased by the Issuer, the Guarantor or any of their respective subsidiaries if they are purchased together with the right to receive all future payments of interest on the Securities being purchased. 11 Issuer’s Call Option The option of the Issuer pr ovided for in Condition 7(b) shall be exercised by the Issuer giving notice to the Holders within the time limits set out in and containing the information required by the Conditions. 12 Notices Notices required to be given in respect of the Securities repres ented by this Permanent Global Security may be given by their being delivered (so long as this Permanent Global Security is held on behalf of Euroclear, Clearstream, Luxembourg or any Alternative Clearing System) to Euroclear, Clearstream, Luxembourg or su ch Alternative Clearing System, as the case may be, or otherwise to the holder of this Permanent Global Security , rather than by publication as required by the Conditions. Any such notice shall be deemed to have been given to the Holders on the day on whic h such notice is delivered to Euroclear, Clearstream, Luxembourg or such other Clearing System (as the case may be) as aforesaid. KLOCAL - 0000039 ICM:33027863.4 33

13 Negotiability This Permanent Global Security is a bearer document and negotiable and accordingly: (a) is freely transferable by de livery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this Permanent Global Security and to bind the transferee with all obligations appertaining to this Permanent Global Security pursuant to the Condi tions; (b) the holder of this Permanent Global Security is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this Permanent Global Secu rity and each of the Issuer and the Guarantor has waived against such holder and any previous holder of this Permanent Global Security all rights of set - off or counterclaim which would or might otherwise be available to it in respect of the obligations evi denced by this Permanent Global Security ; and (c) payment upon due presentation of this Permanent Global Security as provided in this Permanent Global Security shall operate as a good discharge against such holder and all previous holders of this Permanent Glo bal Security . No provisions of this Permanent Global Security shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Securities when due in accordance with the Conditions. This Permanent Global Security s hall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent . This Permanent Global Security and all matters arising from or connected with it shall be governed by, and construed in accordance wit h, English law. 14 Trustee’s Powers In considering the interests of Holders while this Permanent Global Security is held on behalf of Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System , the Trustee may have regard to any in formation provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to this Permanent Global Security and may consider such interests as if such accountholders wer e the holders of the Securities represented by this Permanent Global Security. KLOCAL - 0000039 ICM:33027863.4 34

In witness of which the Issuer has caused this Permanent Global Security to be duly signed on its behalf. Dated as of the Issue Date. NGG FINANCE plc By: CERTIFICATE OF AUTHEN TICATION OF THE PRINCIPAL PAYING AGENT This Permanent Global Security is authenticated by or on behalf of the Principal Paying Agent . THE BANK OF NEW YORK MELLON , LONDON BRANCH as Principal Paying Agent By: Authorised Signatory For the purposes of auth entication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. KLOCAL - 0000039 ICM:33027863.4 35

The First Schedule P rincipal amount of Securities represented by this Permanent Global Security The following (i) issue of Securities initially represented by this Permanent Global Security , (ii) exchanges of interests in a temporary Global Security for interests in this Perm anent Global Security or for Definitive Securities and/or (iii) cancellations or forfeitures of interests in this Permanent Global Security have been made, resulting in the principal amount of this Permanent Global Security specified in the latest entry in the fourth column below: Reason for increase/decrease in principal amount of this Permanent Global Security (initial Amount of issue, exchange, Principal amount increase/decrease cancellation, of this Permanent in principal forfeiture or Global Security Notation made amount of this payme nt, stating on issue or by or on behalf Permanent Global amount of following such of the Principal Date Security payment made) increase/decrease Paying Agent KLOCAL - 0000039 ICM:33027863.4 36

The Second Schedule Payments of Interest The following payments of interest in respect of this Permanent Global Security have been made: Notation made by or on behalf of the Prin cipal Paying Due date of payment Date of payment Amount of interest Agent KLOCAL - 0000039 ICM:33027863.4 37

Schedule 2 Part A Form of Definitive Security On the front: [Denomination] [ISIN] [C ertif. No.] €[ ],000 NGG FINANCE plc € 500,000,000 Fixed Rate Resettable Capital Securities due 5 December 20 79 This Security forms one of the Series of Securities referred to above (the “ Securities ”) of NGG Finance plc (the “ Issuer ”) designated as specified in the tit le of this Security . The Securities are subject to the Terms and Conditions (the “ Conditions ”) endorsed on this Security and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Security . The Issuer, for value received, promises to pay to the bearer of this Security , on presentation, and (when no further payment is due in respect of this Security ) surrender, of this Security on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and to pay interest in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with premium and other such amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. This Security shall not become valid or obligatory for any purpose unt il authenticated by or on behalf of the Principal Paying Agent . KLOCAL - 0000039 ICM:33027863.4 38

In witness of which the Issuer has caused this Security to be signed on its behalf. Dated as of the Issue Date. NGG FINANCE plc By: CERTIFICATE OF AUTHENTICATION OF THE PRINCIPAL PAYING AGE NT This Security is authenticated by or on behalf of the Principal Paying Agent . THE BANK OF NEW YORK MELLON , LONDON BRANCH as Principal Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. KLOCAL - 0000039 ICM:33027863.4 39

On the back: Terms and Conditions of the Securities [The Terms and Condition s which are set out in Part B of Schedule 2 ( Terms and Conditions of the Securities ) to the Trust Deed.] PRINCIPAL PAYING AGENT The Bank of New York Mellon , London Branch One Canada Square London E1 4 5AL KLOCAL - 0000039 ICM:33027863.4 40

Schedule 2

Part B

Terms and Conditions of the Securities

The issue of the €500,000,000 Capital Securities due 2079 (the "**Securities**", which expression shall, unless the context otherwise requires, include any further securities issued pursuant to Condition 19 and forming a single series with the Securities) of NGG Finance plc (the "**Issuer**") was authorised by a written resolution of the board of directors of the Issuer dated 20 August 2019. The obligations of the Issuer in respect of the Securities, the Coupons (as defined below) and the Trust Deed are guaranteed (such guarantee, the "**Guarantee**") by National Grid plc (the "**Guarantor**") as described below and in the Trust Deed. The Guarantee was authorised by a resolution of the Finance Committee of the board of directors of the Guarantor passed on 29 July 2019. The Securities are constituted by a trust deed (as amended and/or supplemented and/or restated from time to time, the "**Trust Deed**") dated 5 September 2019 between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. (the "**Trustee**", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Securities (the "**Holders**"). These terms and conditions (the "**Conditions**") include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Securities, of the interest coupons (the "**Coupons**", which expression includes, where the context so permits, talons for further Coupons (the "**Talons**")), of the Talons appertaining to Securities in definitive form and of the Guarantee. Copies of (i) the Trust Deed and (ii) the paying agency agreement (as amended and/or supplemented and/or restated from time to time, the "**Paying Agency Agreement**") dated 5 September 2019 relating to the Securities between the Issuer, the Guarantor, The Bank of New York Mellon, London Branch as the initial principal paying agent and calculation agent (the "**Principal Paying Agent**" and the "**Calculation Agent**", which expressions shall include any successors thereto) and the other initial paying agents named therein (together with the Principal Paying Agent, the "**Paying Agents**", which expression shall include the Paying Agents for the time being) and the Trustee are available for inspection by prior arrangement during usual business hours at the principal office of the Trustee and at the specified offices of each of the Paying Agents. The Holders and the holders of the Coupons (whether or not attached to the Securities) (the "**Couponholders**") are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, and are deemed to have notice of those provisions applicable to them of the Paying Agency Agreement.

1 Form, Denomination and Title

(a) Form and Denomination

The Securities are serially numbered and in bearer form in the denominations of €100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000, each with Coupons and one Talon attached on issue. No definitive Securities will be issued with a denomination above €199,000. Securities of one denomination may not be exchanged for Securities of any other denomination.

(b) Title

Title to the Securities, Coupons and each Talon passes by delivery. The holder of any Security, Coupon or Talon will (except as ordered by a court of competent jurisdiction or as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.

KLOCAL-0000039 ICM:33027863.4 41

2 Status of the Securities and the Coupons

The Securities and Coupons constitute direct, unsecured and subordinated obligations of the Issuer and rank *pari passu* and without any preference or priority among themselves and with any Parity Securities of the Issuer. The rights and claims of the Holders in respect of the Securities and the Couponholders in respect of the Coupons, in each case against the Issuer are subordinated as described in Condition 3.

3 Subordination of the Securities and the Coupons

(a) General

In the event of:

(i) an order being made, or an effective resolution being passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purposes of a reorganisation, reconstruction or amalgamation or the substitution in place of the Issuer of a "successor in business" (as defined in the Trust Deed) of the Issuer, (A)(x) the terms of which reorganisation, reconstruction, amalgamation or substitution have previously been approved in writing by the Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) or (y) which substitution will be effected in accordance with Condition 15; and (B) in each case the terms of which do not provide that the Securities shall thereby become redeemable or repayable in accordance with these Conditions); or

(ii) an administrator of the Issuer being appointed and such administrator giving notice that it intends to declare and distribute a dividend,

there shall be payable by the Issuer in respect of each Security and matured but unpaid Coupon (including any accrued but unpaid Deferred Interest in respect of such Coupon), such amounts, if any, as would have been payable to the Holder of such Security and Couponholder if, on the day prior to the commencement of the winding-up or such administration, as the case may be, and thereafter, such Holder and Couponholder were the holder of one of a class of preference shares in the capital of the Issuer ("**Notional Preference Shares of the Issuer**") having an equal right to a return of assets in the winding-up or such administration, as the case may be, and so ranking *pari passu* with, the holders of that class or classes of preference shares (if any) which have a preferential right to a return of assets in the winding-up over, and so rank ahead of, the holders of the ordinary share capital of the Issuer and any other obligations of the Issuer, issued directly or indirectly by it, which rank, or are expressed to rank, *pari passu* with such ordinary shares, but ranking junior to the claims of holders of all Senior Obligations of the Issuer (except as otherwise provided by mandatory provisions of law), on the assumption that the amounts that such Holder and Couponholder were entitled to receive in respect of each Notional Preference Share of the Issuer on a return of assets in such winding-up or such administration, as the case may be, were, in the case of a Security and its Holder, an amount equal to the principal amount of the relevant Security and, in the case of a Coupon and its Couponholder, any accrued and unpaid interest represented by such Coupon (including any accrued but unpaid Deferred Interest in respect of such Coupon) (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding-up). For the purpose of construing the provisions of the Guarantee and the Guarantor's payment obligations in respect thereof, the latter amounts shall be treated as due and payable by the Issuer on the date such order is made or such resolution is passed or notice is given, as the case may be and, consequently, a claim under the Guarantee in respect of such amount may be made on, or at any time after, such date.

KLOCAL-0000039 ICM:33027863.4 42

(b) Set - off Subject to applicable law, no Holder or Couponholder may exercise, claim or plead any ri ght of set - off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with the Securities or the Coupons and each Holder and Couponholder shall, by virtue of his holding of any Security or Coupon, be deemed to have waived all such rights of set - off, compensation or retention. 4 Guarantee (a) Guarantee The payment of the principal, premium and interest in respect of the Securities and the Coupons and all other monies payable by the Issuer under or pursuant to the Securities, the Coupons and/or the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guarantee. (b) Status of the Guarantee The obligations of the Guarantor under the Guarantee constitute direct , unsecured and subordinated obligations of the Guarantor and rank pari passu and without any preference or priority among themselves and with any Parity Securities of the Guarantor. The rights and claims of the Holders and the Couponholders in respect of the Guarantee against the Guarantor are subordinated as described in Condition 4(c). (c) Subordination of the Guarantee In the event of: (i) an order being made, or an effective resolution being passed, for the winding - up of the Guarantor (except, in any such case , a solvent winding - up solely for the purposes of a reorganisation, reconstruction or amalgamation or the substitution in place of the Guarantor (A) (x) of a “successor in business” (as defined in the Trust Deed) of the Guarantor, the terms of which reorga nisation, reconstruction, amalgamation or substitution have previously been approved in writing by the Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) or (y) which substitution will be effected in accordance with Condition 15; and (B) in each case the terms of which do not provide that the Securities shall thereby become redeemable or repayable in accordance with these Conditions); or (ii) an administrator of the Guarantor being appointed and such administrator giving notice that it inte nds to declare and distribute a dividend, there shall be payable by the Guarantor under the Guarantee in respect of each Security and matured but unpaid Coupon (including any accrued but unpaid Deferred Interest in respect of such Coupon), such amounts, if any, as would have been payable to the Holder of such Security and Couponholder if, on the day prior to the commencement of the winding - up or such administration, as the case may be, and thereafter, such Holder and Couponholder were the holder of one of a class of preference shares in the capital of the Guarantor (“ Notional Preference Shares of the Guarantor ”) having an equal right to a return of assets in the winding - up or such administration, as the case may be, and so ranking pari passu with, the holder s of that class or classes of preference shares (if any) which have a preferential right to a return of assets in the winding - up over, and so rank ahead of, the holders of the ordinary share capital of the Guarantor and any other obligations of the Guarant or, issued directly or indirectly by it, which rank, or are expressed to rank, pari passu with such ordinary shares, but ranking junior to the claims of holders of all Senior Obligations of the Guarantor (except KLOCAL - 0000039 ICM:33027863.4 43 as otherwise provided by mandatory provisions of law), on the assumption that the amounts that such Holder and Couponholder were entitled to receive in respect of each Notional Preference Share of the Guarantor on a return of assets in such winding-up or such administration, as the case may be, were, in the case of a Security and its Holder, an amount equal to the principal amount of the relevant Security and, in the case of a Coupon and its Couponholder, any accrued and unpaid interest represented by such Coupon (including any accrued but unpaid Deferred Interest in respect of such Coupon) (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding-up).

(d) Set-off

Subject to applicable law, no Holder or Couponholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Guarantor in respect of, or arising under or in connection with the Securities, the Coupons or the Guarantee and each Holder and Couponholder shall, by virtue of his holding of any Security or Coupon, be deemed to have waived all such rights of set-off, compensation or retention.

5 Interest Payments

(a) Interest Payment Dates

The Securities bear interest on their principal amount at the applicable Interest Rate from (and including) 5 September 2019 (the "**Issue Date**") up to (but excluding) the Maturity Date in accordance with the provisions of this Condition 5.

Subject to Condition 6, interest shall be payable on the Securities annually in arrear on 5 December in each year (each an "**Interest Payment Date**") and ending on the Maturity Date, as provided in this Condition 5, except that the first payment of interest, to be made on 5 December 2019, will be in respect of the period from (and including) the Issue Date to (but excluding) 5 December 2019.

(b) Interest Accrual

The Securities (and any unpaid amounts thereon) will cease to bear interest from (and including) the date of redemption thereof pursuant to the relevant paragraph of Condition 7 or the date of substitution or variation thereof pursuant to Condition 8, as the case may be, unless, upon due presentation, payment of all unpaid amounts in respect of the Securities is not made, in which event interest shall continue to accrue in respect of the principal amount of, and any other unpaid amounts on, the Securities, both before and after judgment, and shall be payable, as provided in these Conditions up to (but excluding) the Relevant Date.

Save as provided in Condition 5(c), where it is necessary to compute an amount of interest in respect of any Security for a period which is less than or equal to a complete year, such interest shall be calculated on the basis of the actual number of days in the period from (and including) the most recent Interest Payment Date (or if none, the Issue Date) to (but excluding) the relevant payment date divided by the actual number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last) (or, in respect of interest accruing during the first Interest Period, the period from (and including) 5 December 2018 to (but excluding) 5 December 2019) ("**day-count fraction**"). Where it is necessary to compute an amount of interest in respect of any Security for a period of more than one year, such interest shall be the aggregate of the interest computed in respect of a full year plus the interest computed in respect of the remaining period calculated in the manner as aforesaid.

Interest in respect of any Security shall be calculated per €1,000 in principal amount thereof (the "**Calculation Amount**"). The amount of interest calculated per Calculation Amount for any period

KLOCAL-0000039 ICM:33027863.4 44

shall, save as provided in Condition 5(c), be equal to the product of the relevant In terest Rate, the Calculation Amount and the day - count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The amount of interest payable in respect of each Security shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the denomination of such Security without any further rounding. (c) Initial Interest Rate The Interest Rate in respect of each Interest Period ending on or before the First Reset Date is 1.625 per cent. per annum (the “ Initial Interest Rate ”). The Interest Payment in respect of each such Interest Period will amount to €16.25 per Calculation Amount. The first payment of interest, to be made on 5 December 2019 , will b e in respect of the period from (and including) the Issue Date to (but excluding) 5 December 2019 and will amount to € 4.05 per Calculation Amount . (d) Reset Interest Rates The Interest Rate in respect of each Interest Period falling in a Reset Period shall be the aggregate of the relevant Margin and the relevant 5 - year Swap Rate for such Reset Period, all as determined by the Calculation Agent (each a “ Reset Interest Rate ”). (e) Determination of Reset Interest Rates and Calculation of Interest Amounts The Calculati on Agent will, as soon as practicable after 11.00 hours (Central European time) on each Reset Interest Determination Date, determine the Reset Interest Rate in respect of the relevant Reset Period and calculate the amount of interest payable in respect of a Calculation Amount on each Interest Payment Date falling in the period from (but excluding) such relevant Reset Date to (and including) the next Reset Date (the “ Interest Amount ”). (f) Publication of Reset Interest Rates and Interest Amounts Unless the Secur ities are to be redeemed on the First Reset Date, the Issuer (failing which the Guarantor) shall cause notice of each Reset Interest Rate and the related Interest Amount per Calculation Amount to be given to the Trustee, the Paying Agents, any stock exchan ge on which the Securities are for the time being listed or admitted to trading and, in accordance with Condition 18, the Holders, in each case as soon as practicable after its determination but in any event not later than the fourth Business Day thereafte r. (g) Calculation Agent and Reference Banks Unless the Securities are to be redeemed on the First Reset Date, the Issuer and the Guarantor will, no later than fourteen days before the first Reset Interest Determination Date, appoint and thereafter maintain a Calculation Agent. The Issuer and the Guarantor may, with the prior written approval of the Trustee, from time to time replace the Calculation Agent with another independent financial institution. If the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine a Reset Interest Rate or calculate the related Interest Amount or effect the required publication thereof (in each case as required pursuant to these Conditions), the Issuer and the Guarantor shall for thwith appoint another independent financial institution approved in writing by the Trustee to act as such in its place. The Calculation Agent may not resign its duties or be removed without a successor having been appointed as aforesaid. KLOCAL - 0000039 ICM:33027863.4 45

(h) ***Determinations of Calculation Agent Binding***

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 5 by the Calculation Agent shall (in the absence of manifest error) be binding on the Issuer, the Guarantor, the Calculation Agent, the Trustee, the Paying Agents and all Holders and Couponholders and (in the absence as aforesaid) no liability to the Holders, the Couponholders, the Issuer or the Guarantor shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of any of its powers, duties and discretions.

(i) ***Benchmark Event***

(i) Notwithstanding the provisions above in this Condition 5, if the Issuer or the Guarantor determines that a Benchmark Event has occurred when any Reset Interest Rate (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer and the Guarantor shall use their reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, to advise the Issuer and the Guarantor in determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 5(i)(ii)) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition 5(i)(iv)).

In making such determination and any other determination pursuant to this Condition 5(i), the Issuer shall act in good faith and in a commercially reasonable manner. In the absence of fraud, the Independent Adviser shall have no liability whatsoever to the Trustee, the Agents, the Holders or the Couponholders for any advice given to the Issuer and/or the Guarantor in connection with any determination made by the Issuer and the Guarantor, pursuant to this Condition 5(i).

If the Issuer and the Guarantor fail to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 5(i)(i) prior to the relevant Reset Interest Determination Date in respect of a relevant Reset Period, the 5-year Swap Rate applicable to the next succeeding Interest Period ending during that Reset Period shall be equal to the last annualised mid-swap rate with a term of five years displayed on the Reset Screen Page as determined by the Calculation Agent. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Reset Period only and any subsequent Reset Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 5(i).

(ii) If the Issuer and the Guarantor, following consultation with the Independent Adviser or acting alone, as the case may be, determine that:

(a) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Reset Interest Rate (or the relevant component part thereof) for all future payments of interest on the Securities from the end of the then current Reset Period onwards (subject to the operation of this Condition 5(i)); or

(b) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Reset Interest Rate (or the relevant component part thereof) for all future payments of interest on the Securities from the end of the then current Reset Period onwards (subject to the operation of this Condition 5(i)).

KLOCAL-0000039 ICM:33027863.4 46

(iii) The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be).

(iv) If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 5(i) and the Issuer and the Guarantor, following consultation with the Independent Adviser, determine (i) that amendments to these Conditions, the Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread (such amendments, the "**Benchmark Amendments**") and (ii) the terms of the Benchmark Amendments, then the Issuer and the Guarantor shall, subject to giving notice thereof in accordance with Condition 5(i)(v), without any requirement for the consent or approval of Holders or the Couponholders, vary these Conditions, the Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer and the Guarantor, but subject to receipt by the Trustee and the Principal Paying Agent of a certificate signed by two Directors of the Guarantor pursuant to Condition 5(i)(v), the Trustee and the Principal Paying Agent shall (at the expense and direction of the Issuer and the Guarantor), without any requirement for the consent or approval of the Holders or Couponholders be obliged to concur with the Issuer and the Guarantor in using their reasonable endeavours to effect any Benchmark Amendments (including, *inter alia*, by the execution of a deed supplemental to or amending the Trust Deed and/or the Agency Agreement) and the Trustee and the Principal Paying Agent shall not be liable to any party for any consequences thereof, provided that the Trustee and the Principal Paying Agent shall not be obliged so to concur if in the opinion of the Trustee or the Principal Paying Agent (as applicable) doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in these Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way.

In connection with any such variation in accordance with this Condition 5(i)(iv), the Issuer and the Guarantor shall comply with the rules of any stock exchange on which the Securities are for the time being listed or admitted to trading.

Notwithstanding any other provision of this Condition 5(i), no Successor Rate or Alternative Rate will be adopted, nor any Adjustment Spread applied, nor will any Benchmark Amendments be made, if and to the extent that, in the determination of the Issuer and the Guarantor, the same could reasonably be expected to cause a Rating Capital Event to occur.

(v) Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 5(i) will be notified promptly by the Issuer or the Guarantor to the Trustee, the Agents and, in accordance with Condition 18, the Holders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

No later than notifying the Trustee and the Agents of the same, the Issuer or (as applicable) the Guarantor shall deliver to the Trustee and the Agents a certificate signed by two Directors of the Guarantor:

(a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) the applicable Adjustment Spread and (iv) the

KLOCAL-0000039 ICM:33027863.4 47

specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 5(i); and

(b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread.

The Trustee and the Agents shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee's and the Agents' ability to rely on such certificate as aforesaid) be binding on the Issuer, the Guarantor, the Trustee, the Agents, the Holders and the Couponholders.

(vi) Without prejudice to the obligations of the Issuer and the Guarantor under Condition 5(i)(i), (ii), (iii) and (iv), the Original Reference Rate and the fallback provisions provided for in Condition 5(d) and the related definitions will continue to apply unless and until the Issuer and the Guarantor determine that a Benchmark Event has occurred and the Trustee and the Agents have been notified of the Successor Rate or the Alternative Rate (as the case may be), and the Adjustment Spread and any Benchmark Amendments, in accordance with Condition 5(i)(v).

(vii) As used in this Condition 5(i):

"**Adjustment Spread**" means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(a) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate)

(b) the Issuer and the Guarantor, following consultation with the Independent Adviser or acting alone, as the case may be, determines is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Issuer and the Guarantor determine that no such spread is customarily applied)

(c) the Issuer and the Guarantor, following consultation with the Independent Adviser or acting alone, as the case may be, determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be).

"**Alternative Rate**" means an alternative benchmark or screen rate which the Issuer and the Guarantor, following consultation with the Independent Adviser, determines is customarily applied in international debt capital markets transactions for the purposes of determining resettable rates of interest (or the relevant component part thereof) in euro.

"**Benchmark Amendments**" has the meaning given to it in Condition 5(i)(iv).

KLOCAL-0000039 ICM:33027863.4 48

"**Benchmark Event**" means:

(1) the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or

(2) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or

(3) a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or

(4) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally or in respect of the Securities; or

(5) a public statement by the regulatory supervisor for the administrator of the Original Reference Rate announcing that the Original Reference Rate is no longer representative or may no longer be used; or

(6) it has or will become unlawful for any Agent or the Issuer to calculate any payments due to be made to any Holders using the Original Reference Rate,

provided that in the case of sub-paragraphs (2), (3), (4) and (5), the Benchmark Event shall be deemed to occur on the date of the cessation of publication of the Original Reference Rate, the discontinuation of the Original Reference Rate, or the prohibition of use of the Original Reference Rate, as the case may be, and not the date of the relevant public statement.

"**Independent Adviser**" means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer and the Guarantor at their expense under Condition 5(i)(i) and notified in writing to the Trustee.

"**Original Reference Rate**" means the originally specified benchmark or screen rate (as applicable) used to determine the Reset Interest Rate (or any component part thereof) on the Securities (or, if applicable, any other Successor Rate or Alternative Rate (or any component part thereof) determined and applicable to the Securities pursuant to the earlier application of Condition 5(i)).

"**Relevant Nominating Body**" means, in respect of a benchmark or screen rate (as applicable):

(i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

KLOCAL-0000039 ICM:33027863.4 49

“ Successor Rate ” means a successor to or re placement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body. 6 Optional Interest Deferral (a) Deferral of Interest Payments The Issuer may, at its discretion, elect to defer all or part of any Interest Payment (any such deferred Interest Payment, a “ Deferred Interest Payment ”)which is otherwise scheduled to be paid on an Interest Payment Date (except on the Maturity Date) by giving notice (a “ Deferral Notice ”) of such election to the Holders in accordance with Condition 18, the Trustee and the Principal Paying Agent not more than 30 nor less than 7 Business Days prior to the relevant Interest Payment Date. Subject to Condition 6(c), if the Issuer elects not to make all or part of any Interest Payment on an Interest Paymen t Date in accordance with this Condition 6(a), then neither it nor the Guarantor will have any obligation to pay such interest on the relevant Interest Payment Date and any such non - payment of interest will not constitute a default or any other breach of i ts obligations under the Securities or the Guarantee or for any other purpose. Any Deferred Interest Payment shall itself bear interest (such further interest, together with the Deferred Interest Payment, being “ Deferred Interest ”), at the Interest Rate pr evailing from time to time, from (and including) the date on which (but for such deferral) the relevant Deferred Interest Payment would otherwise have been due to be made to (but excluding) the relevant Deferred Interest Settlement Date (as defined below) or, as appropriate, such other date on which such Deferred Interest Payment is paid in accordance with Condition 6(c), in each case such further interest being compounded on each Interest Payment Date. Non - payment of Deferred Interest (or part thereof) sha ll not constitute a default by the Issuer or the Guarantor under the Securities or the Guarantee or for any other purpose, unless such payment is required in accordance with Condition 6(c). (b) Optional payment of Deferred Interest Deferred Interest may be pai d at the option of the Issuer in whole or in part at any time (the “ Deferred Interest Settlement Date ”) following delivery of a notice to such effect given by the Issuer to the Holders in accordance with Condition 18, the Trustee and the Principal Paying A gent not more than 30 nor less than 7 Business Days prior to the relevant Deferred Interest Settlement Date informing them of its election to so settle such Deferred Interest (or part thereof) and specifying the relevant Deferred Interest Settlement Date. (c) Mandatory payment of Deferred Interest Notwithstanding the proceeding provisions of this Condition 6, the Issuer shall pay any accrued but unpaid Deferred Interest, in whole but not in part, on the first to occur of the following dates: (i) the date which is 1 0 Business Days following the occurrence of a Compulsory Payment Event; (ii) the next scheduled Interest Payment Date if the Issuer pays interest on the Securities on such date; (iii) the date on which the Securities are redeemed or repaid in accordance with Conditio n 3, Condition 4, any paragraph of Condition 7 or Condition 12; and (iv) the date on which the Securities are substituted for, or where the terms of the Securities are varied so that they become, Qualifying Securities in accordance with Condition 8. KLOCAL - 0000039 ICM:33027863.4 50

7 Redemption (a) Final Redemption Date Unless previously repaid, redeemed, purchased and cancelled or (pursuant to Condition 8) substituted as provided in these Conditions, the Securities will be redeemed on the Maturity Date at 100 per cent. of their principal amount toge ther with any accrued and unpaid interest up to (but excluding) the Maturity Date (including any accrued but unpaid Deferred Interest). (b) Issuer’s Call Option The Issuer may, having given not less than 30 nor more than 45 days’ notice to the Trustee, the Pri ncipal Paying Agent and, in accordance with Condition 18, the Holders (which notice shall be irrevocable), redeem all, but not some only, of the Securities on any Optional Redemption Date at 100 per cent. of their principal amount together with any accrued and unpaid interest up to (but excluding) the redemption date (including any accrued but unpaid Deferred Interest). (c) Redemption for Taxation Reasons If, immediately prior to the giving of the notice referred to below, a Tax Deductibility Event or a Withhol ding Tax Event has occurred and is continuing, then the Issuer may, having given not less than 30 nor more than 45 days’ notice to the Trustee, the Principal Paying Agent and, in accordance with Condition 18, the Holders (which notice shall be irrevocable) and subject to Condition 9, redeem all, but not some only, of the Securities at any time at 100 per cent. of their principal amount in the case of a Withholding Tax Event, or, in the case of a Tax Deductibility Event, (i) 101 per cent. of their principal amount where such redemption occurs before 5 September 2024, or (ii) 100 per cent. of their principal amount where such redemption occurs on or after 5 September 2024, together, in each case, with any accrued and unpaid interest up to (but excluding) the r edemption date (including any accrued but unpaid Deferred Interest). Upon the expiry of such notice, the Issuer shall redeem the Securities. (d) Redemption for Rating Reasons If, immediately prior to the giving of the notice referred to below, a Rating Capital Event has occurred and is continuing, then the Issuer may, having given not less than 30 nor more than 45 days’ notice to the Trustee, the Principal Paying Agent and, in accordance with Condition 18, the Holders (which notice shall be irrevocable) and sub ject to Condition 9, redeem all, but not some only, of the Securities at any time at (i) 101 per cent. of their principal amount, where such redemption occurs before 5 September 2024, or (ii) 100 per cent. of their principal amount, where such redemption o ccurs on or after 5 September 2024, together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date (including any accrued but unpaid Deferred Interest). Upon the expiry of such notice, the Issuer shall redeem the Sec urities. (e) Redemption Following Substantial Repurchase If, immediately prior to the giving of the notice referred to below, a Substantial Repurchase Event has occurred, then the Issuer may, having given not less than 30 nor more than 45 days’ notice to the T rustee, the Principal Paying Agent and, in accordance with Condition 18, the Holders (which notice shall be irrevocable) and subject to Condition 9, redeem all, but not some only, of the Securities at any time at 100 per cent. of their principal amount, to gether with any accrued and unpaid interest up to (but excluding) the redemption date (including any accrued but unpaid Deferred Interest). Upon the expiry of such notice, the Issuer shall redeem the Securities. KLOCAL - 0000039 ICM:33027863.4 51

8 Substitution or Variation If a Rating Capita l Event, a Tax Deductibility Event or a Withholding Tax Event has occurred and is continuing, then the Issuer may, subject to Condition 9 (without any requirement for the consent or approval of the Holders or Couponholders) and subject to its having satisf ied the Trustee immediately prior to the giving of any notice referred to herein that the provisions of this Condition 8 have been complied with, and having given not less than 30 nor more than 45 days’ notice to the Trustee, the Principal Paying Agent and , in accordance with Condition 18, the Holders (which notice shall be irrevocable), at any time either (i) substitute all, but not some only, of the Securities for, or (ii) vary the terms of the Securities with the effect that they remain or become, as the case may be, Qualifying Securities, and the Trustee shall (subject to the following provisions of this Condition 8 and subject to the receipt by it of the certificate of the directors of the Guarantor referred to in Condition 9 below) agree to such substi tution or variation. Upon expiry of such notice, the Issuer shall either vary the terms of or, as the case may be, substitute the Securities in accordance with this Condition 8. In connection therewith, any accrued but unpaid Deferred Interest will be sati sfied in full in accordance with the provisions of Condition 6 (c). The Trustee shall use reasonable endeavours to assist the Issuer in the substitution of the Securities for, or the variation of the terms of the Securities so that they remain, or as the ca se may be, become, Qualifying Securities, provided that the Trustee shall not be obliged to participate in, or assist with, any such substitution or variation if the terms of the proposed Qualifying Securities, or the participation in or assistance with su ch substitution or variation, would impose, in the Trustee’s opinion, more onerous obligations upon it. If the Trustee does not participate or assist as provided above, the Issuer may redeem the Securities as provided in Condition 7. In connection with any substitution or variation in accordance with this Condition 8, the Issuer and the Guarantor shall comply with the rules of any stock exchange on which the Securities are for the time being listed or admitted to trading. Any such substitution or variation in accordance with the foregoing provisions shall not be permitted if any such substitution or variation would give rise to a Special Event (other than a Substantial Repurchase Event) with respect to the Securities or the Qualifying Securities. 9 Preconditio ns to Special Event Redemption, Substitution and Variation Prior to the publication of any notice of redemption pursuant to Condition 7 (other than redemption pursuant to Condition 7(b)) or any notice of substitution or variation pursuant to Condition 8, t he Guarantor shall deliver to the Trustee a certificate signed by two directors of the Guarantor stating that the relevant requirement or circumstance giving rise to the right to redeem, substitute or vary is satisfied, and where the relevant Special Event requires measures reasonably available to the Issuer or the Guarantor, as the case may be, to be taken, the relevant Special Event cannot be avoided by the Issuer or the Guarantor, as the case may be, taking such measures. In relation to a substitution or variation pursuant to Condition 8, such certificate shall also include further certifications that the terms of the Qualifying Securities are not materially less favourable to Holders than the terms of the Securities, that such determination was reached b y the Guarantor in consultation with an independent investment bank or counsel and that the criteria specified in paragraphs (a) to (g) of the definition of Qualifying Securities will be satisfied by the Qualifying Securities upon issue. The Trustee shall be entitled to accept such certificate without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the Holders and the Couponholders. KLOCAL - 0000039 ICM:33027863.4 52

An y redemption of the Securities in accordance with Condition 7 or any substitution or variation of the Securities in accordance with Condition 8 shall be conditional on all accrued but unpaid Deferred Interest being paid in full in accordance with the provi sions of Condition 6 on or prior to the date of such redemption, substitution or, as the case may be, variation, together with any accrued and unpaid interest up to (but excluding) such redemption, substitution or, as the case may be, variation date. The T rustee is under no obligation to ascertain whether any Special Event or any event which could lead to the occurrence of, or could constitute, any such Special Event has occurred and, until it shall have actual knowledge or express notice pursuant to the Tr ust Deed to the contrary, the Trustee may assume that no such Special Event or such other event has occurred. 10 Purchases and Cancellation (a) Purchases Each of the Issuer, the Guarantor and any of their respective Subsidiaries may at any time purchase or procur e others to purchase beneficially for its account Securities in any manner and at any price. In each case, purchases will be made together with all unmatured Coupons and Talons appertaining thereto. (b) Cancellation All Securities redeemed or substituted by th e Issuer pursuant to Condition 7 or 8, as the case may be, (together with all unmatured Coupons and unexchanged Talons relating thereto) will forthwith be cancelled. All Securities purchased by or on behalf of the Issuer, the Guarantor or any of their resp ective Subsidiaries may, at the option of the Issuer or the Guarantor, as the case may be, be held, reissued, resold or surrendered for cancellation (together with all unmatured Coupons and all unexchanged Talons attached to them) to a Paying Agent. Securi ties held by the Issuer, the Guarantor and/or any of their respective Subsidiaries shall not entitle the holder to vote at any meeting of Holders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Holders or fo r any other purpose specified in Condition 15. 11 Payments (a) Method of Payment (i) Payments of principal, premium and interest will be made against presentation and surrender of Securities or the appropriate Coupons (as the case may be) at the specified office of a ny of the Paying Agents except that payments of interest in respect of any period not ending on an Interest Payment Date will only be made against presentation and either surrender or endorsement (as appropriate) of the Securities. Such payments will be ma de by transfer to a euro account maintained by the payee with a bank in a city in which banks have access to the Target System. (ii) Upon the due date for redemption of any Security, unmatured Coupons relating to such Security (whether or not attached) shall be come void and no payment shall be made in respect of them. Where any Security is presented for redemption without all unmatured Coupons relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. (iii) On or a fter the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Securities, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent in exchange for a f urther KLOCAL - 0000039 ICM:33027863.4 53

Coupon sheet (and another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 14). (b) Payments Subject to Fiscal Laws Without prejudice to the terms of Condition 13, all payments made in accordan ce with these Conditions shall be made subject to any fiscal or other laws and regulations applicable in the place of payment. No commissions or expenses shall be charged to the Holders or Couponholders in respect of such payments. (c) Days for Payments A Secu rity or Coupon may only be presented for payment on a day on which commercial banks and foreign exchange markets are open in the place of presentation, London and New York (and, in the case of payment by transfer to a euro account, a day on which the Targe t System is operating). No further interest or other payment will be made as a consequence of the day on which the relevant Security or Coupon may be presented for payment under this paragraph falling after the due date. 12 Events of Default (a) Proceedings If a default is made by the Issuer or the Guarantor for a period of 30 days or more in relation to the payment of principal or in respect of any interest (including any Deferred Interest) in respect of the Securities which is due and payable, then the Issuer an d/or the Guarantor, as the case may be, shall without notice from the Trustee be deemed to be in default under the Trust Deed, the Securities and the Coupons and the Trustee at its discretion may (subject to Condition 12(c)), and if so requested by the hol ders of at least one - quarter in principal amount of the Securities then outstanding or if so directed by an Extraordinary Resolution shall, institute actions, steps or proceedings for the winding - up of the Issuer and/or the Guarantor and/or prove in the wi nding - up or administration of the Issuer and/or the Guarantor and/or claim in the liquidation or administration of the Issuer and/or the Guarantor for such payment. (b) Enforcement The Trustee may at its discretion (subject to Condition 12(c)) and without furt her notice institute such actions, steps or proceedings against the Issuer and/or the Guarantor, as the case may be, as it may think fit to enforce any term or condition binding on the Issuer and/or the Guarantor, as the case may be, under the Trust Deed, the Securities or the Coupons but in no event shall the Issuer or the Guarantor, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it. (c) Entitlement of Trustee Th e Trustee shall not be bound to take any of the actions referred to in Condition 12(a) or 12(b) above against the Issuer and/or the Guarantor to enforce the terms of the Trust Deed, the Securities or the Coupons or any other action or step unless (i) it sh all have been so requested by an Extraordinary Resolution of the Holders or in writing by the Holders of at least one - quarter in principal amount of the Securities then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. (d) Right of Holders No Holder or Couponholder shall be entitled to proceed directly against the Issuer and/or the Guarantor or to institute actions, steps or proceedings for the winding - up of the Issuer and/or the KLOCAL - 0000039 ICM:33027863.4 54

Guarantor and/or prove in t he winding - up or administration of the Issuer and/or the Guarantor and/or claim in the liquidation or administration of the Issuer and/or the Guarantor unless the Trustee, having become so bound to proceed or being able to prove in such winding - up or claim in such liquidation, fails or is unable to do so within 60 days and such failure or inability shall be continuing, in which case the Holder or Couponholder shall have only such rights against the Issuer and/or the Guarantor as those which the Trustee is e ntitled to exercise as set out in this Condition 12. (e) Extent of Holders’ remedy No remedy against the Issuer and/or the Guarantor, other than as referred to in this Condition 12, shall be available to the Trustee or the Holders or Couponholders, whether for the recovery of amounts owing in respect of the Securities, the Coupons or under the Trust Deed (including the Guarantee) or in respect of any breach by the Issuer and/or the Guarantor of any of its/their other obligations under or in respect of the Secur ities, the Coupons or the Trust Deed. 13 Taxation All payments of principal, premium and interest by or on behalf of the Issuer in respect of the Securities and the Coupons or by or on behalf of the Guarantor in respect of the Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes or duties of whatever nature (“ Taxes ”) imposed or levied by or on behalf of the United Kingdom or any political subdivision of the United Kingdom or any authority thereof or therei n having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts (“ Additional Amounts ”) as shall result in receipt by the Holders and the Coup onholders of such amounts as would have been receivable in respect of the Securities or Coupons had no such withholding or deduction been made, except that no such Additional Amounts shall be payable in respect of any Security or Coupon: (a) presented for paym ent by or on behalf of, a person who is liable to such taxes or duties in respect of such Security or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Security or Coupon; or (b) presented for payment by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non - residence or other claim for exemption to a tax authority; or (c) presented for payment more than 30 days after the Relevant Date excep t to the extent that the Holder or Couponholder would have been entitled to such additional amounts on presenting the same for payment on such 30th day (assuming that day to have been a day on which presentation for payment is permitted by Condition 11(c)) ; or (d) presented for payment by or on behalf of a Holder or Couponholder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information). Not withstanding any other provision of these Conditions or the Trust Deed, any amounts to be paid on the Securities by or on behalf of the Issuer or the Guarantor will be paid net of any deduction or withholding imposed or required pursuant to an agreement de scribed in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “ Code ”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernment al agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) KLOCAL - 0000039 ICM:33027863.4 55

(any such withholding or deduction, a "**FATCA Withholding**"). None of the Issuer, the Guarantor nor any other person will be required to pay any additional amounts in respect of FATCA Withholding.

References in these Conditions to principal, premium, Interest Payments, Deferred Interest and/or any other amount in respect of interest shall be deemed to include any Additional Amounts which may become payable pursuant to the foregoing provisions or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

14 Prescription

Claims against the Issuer and/or the Guarantor in respect of Securities and Coupons (which for this purpose shall not include Talons) or under the Guarantee will become void unless presented for payment or made, as the case may be, within a period of 10 years in the case of Securities and the Guarantee (in respect of claims relating to principal and premium) and five years in the case of Coupons and the Guarantee (in respect of claims relating to interest) from the Relevant Date relating thereto. There shall be no prescription period for Talons but there shall not be included in any Coupon sheet issued in exchange for a Talon any Coupon the claim in respect of which would be void pursuant to this Condition 14 or Condition 11(a)(iii).

15 Meetings of Holders, Modification, Waiver and Substitution

The Trust Deed contains provisions for convening meetings of Holders to consider any matter affecting their interests or those of Couponholders, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Holders holding not less than 10 per cent. in principal amount of the Securities for the time being outstanding.

The quorum at any such meeting for passing an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in principal amount of the Securities for the time being outstanding, or at any adjourned meeting two or more persons being or representing Holders whatever the principal amount of the Securities so held or represented, except that at any meeting the business of which includes the modification of certain of these Conditions (including, *inter alia*, the provisions regarding subordination referred to in Condition 3 and/or Condition 4, the terms concerning currency and due dates for payment of principal, any applicable premium or Interest Payments in respect of the Securities and reducing or cancelling the principal amount of any Securities, any applicable premium or the Interest Rate or modifying or cancelling the Guarantee) and certain other provisions of the Trust Deed, the quorum shall be two or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in principal amount of the Securities for the time being outstanding.

The agreement or approval of the Holders shall not be required in the case of any Benchmark Amendments required by the Issuer or Guarantor pursuant to Condition 5(i), any variation of these Conditions and/or the Trust Deed required to be made in the circumstances described in Condition 8 in connection with the substitution or variation of the terms of the Securities so that they remain or become Qualifying Securities, and to which the Trustee has agreed pursuant to the relevant provisions of Condition 8.

An Extraordinary Resolution passed at any meeting of Holders will be binding on all Holders, whether or not they are present at the meeting, and on all Couponholders.

The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 95 per cent. in principal amount of the Securities outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Holders duly convened and held. Such a resolution

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in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Holders.

The Trustee may agree, without the consent of the Holders or Couponholders, to (i) any modification of these Conditions or of any other provisions of the Trust Deed or the Paying Agency Agreement which is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification to (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach by the Issuer and/or the Guarantor of, any of these Conditions or of the provisions of the Trust Deed or the Paying Agency Agreement which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Holders and Couponholders (which will not include, for the avoidance of doubt, any provision entitling the Holders to institute actions, steps or proceedings for the winding-up of the Issuer and/or the Guarantor in circumstances which are more extensive than those set out in Condition 12). In addition, the Trustee and the Principal Paying Agent shall be obliged to concur with the Issuer and the Guarantor in using their reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 5(i) without the consent or approval of the Holders or Couponholders. Any such modification, authorisation or waiver shall be binding on the Holders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Holders in accordance with Condition 18, as soon as practicable.

The Trust Deed contains provisions permitting the Trustee to agree, subject to the Trustee being satisfied that the interests of the Holders and Couponholders will not be materially prejudiced by the substitution and to such amendment of the Trust Deed and such other conditions as the Trustee may require but without the consent of the Holders or Couponholders, to the substitution on a subordinated basis equivalent to that referred to in Conditions 2, 3 and 4 of any other company (any such entity, a "**Substituted Obligor**") in place of the Issuer or the Guarantor, as the case may be, (or any previous Substituted Obligor under this Condition) as, in the case of the Issuer, a new principal debtor under the Trust Deed, the Securities, the Coupons and the Talons or, in the case of the Guarantor, a new guarantor under the Trust Deed on terms *mutatis mutandis* as those of the Guarantee.

In connection with any proposed substitution as aforesaid and in connection with the exercise of its trusts, powers, authorities and discretions (including but not limited to those referred to in this Condition 15), the Trustee shall have regard to the general interests of the Holders and Couponholders as a class but shall not have regard to the consequences of such substitution or such exercise for individual Holders or Couponholders. In connection with any substitution or such exercise as aforesaid, no Holder or Couponholder shall be entitled to claim, whether from the Issuer, the Guarantor, the Substituted Obligor or the Trustee or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or any such exercise upon any individual Holders or Couponholders, except to the extent already provided in Condition 13 and/or any undertaking given in addition thereto or in substitution therefor pursuant to the Trust Deed.

Any such modification, waiver, authorisation or substitution shall be binding on all Holders and all Couponholders and, unless the Trustee agrees otherwise, any such modification or substitution shall be notified to the Holders in accordance with Condition 18 as soon as practicable thereafter.

16 Replacement of the Securities, Coupons and Talons

If any Security, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Principal Paying Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Holders in accordance with Condition 18, on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, *inter alia*, that if the allegedly lost, stolen or destroyed Security,

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Coupon o r Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Securities, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Securities, Coupons or Talons must be surrendered before any replacement Securities, Coupons or Talons will be issued. 17 Indemnification of the Trustee The Trust Deed contains provisions for the indemnification o r prefunding of, and/or provision of security for, the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer, the Guarantor or any of their respective subsidiary undertakings, parent und ertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer, the Guarantor or any of their respective subsidiary undertakings, parent undertakings, joint ventures or associated undertakings. The Trustee may rely without liability to Holders or Couponholders on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial insti tution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by refe rence to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Gua rantor, the Trustee and the Holders. 18 Notices Notices required to be given to Holders pursuant to these Conditions will be valid if published in a daily newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times ) or, if in the opinion of the Trustee such publication shall not be practicable, in another leading daily English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which such publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Holders in accordance with this Condition. 19 Further Issues The Issuer may from time to time without the consent of the Holders or the Couponholders create and issue further securities ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further securities) and so that such further issue shall be consolidated and form a single series with the outstanding Securities. Any such further securities shall be constituted by a deed supplemental to the Trust Deed. 20 Paying Agents The initial Paying Agents and their initial specified offices are listed below. The Issuer and the Guarantor reserve the right, subject to the approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint addi tional or other Paying Agents, provided that the Issuer and the Guarantor will: (a) at all times maintain a Principal Paying Agent; and KLOCAL - 0000039 ICM:33027863.4 58

(b) at all times maintain a Paying Agent having its specified office in a major European city, which shall be London so long as the Securities are admitted to the Official List and admitted to trading on the London Stock Exchange’s Main Market. Notice of any such termination or appointment and of any change in the specified offices of the Paying Agents will be given to the Holders in accordance with Condition 18. If the Principal Paying Agent is unable or unwilling to act as such or if it fails to make a determination or calculation or otherwise fails to perform its duties under these Conditions or the Paying Agency Agreement (as th e case may be), the Issuer and the Guarantor shall appoint, on terms acceptable to the Trustee, an independent financial institution acceptable to the Trustee to act as such in its place. 21 Governing Law and Jurisdiction The Trust Deed, the Securities, the C oupons and the Talons and any non - contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, the laws of England. The courts of England have exclusive jurisdiction to settle any dispute (a “ Dispute ”), arising from or connected with the Trust Deed, the Securities, the Coupons and the Talons and any non - contractual obligations arising out of or in connection with them. The Issuer agrees that the courts of England are the most appropriate and c onvenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary. Nothing in this Condition 21 prevents the Trustee or any Holder from taking proceedings relating to a Dispute (“ Proceedings ”) in any other courts with jurisdic tion. To the extent allowed by law, the Trustee or Holders may take concurrent Proceedings in any number of jurisdictions. 22 Contracts (Rights of Third Parties) Act 1999 No person shall have any right to enforce any term or condition of the Securities by vir tue of the Contracts (Rights of Third Parties) Act 1999. 23 Definitions In these Conditions: “ 5 - year Swap Rate ” means (i) the annualised mid - swap rate with a term of five years as displayed on the Reset Screen Page as at approximately 11:00 a.m. (Central Euro pean time) on the relevant Reset Interest Determination Date or, (ii) if the 5 - year Swap Rate does not appear on such screen page at such time on the relevant Reset Interest Determination Date, the 5 - year Swap Rate will be the Reset Reference Bank Rate on such Reset Interest Determination Date; The “ 5 - year Swap Rate Quotations ” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed - for - floating euro interest rate swap which: (a) has a term of five years commencing on the relevant Reset Date; (b) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (c) has a floating leg based on the 6 - month EURIBOR rate (calculated on an Act/360 day count basis); KLOCAL - 0000039 ICM:33027863.4 59

“ 2029 Step - up Date ” means 5 December 2029; “ 2044 Step - up Date ” means 5 December 2044; “ Additional Amounts ” has the meaning given in Condition 13; “ Agents ” means the Paying Agents and the Calculation Agent; “ Business Day ” means a day, other than a Saturday, Sunday or public holiday, on which commercial banks and foreign exchange markets are open for general business in London and the Target System is operating; “ Calculation Agent ” has t he meaning given to it in the preamble to these Conditions ; “ Calculation Amount ” has the meaning given to it in Condition 5(b); Each of the following is a “ Compulsory Payment Event ”: (i) (subject as provided below) the Issuer, the Guarantor or any Subsidiary o f the Issuer or the Guarantor declares or pays any distribution or dividend (other than a dividend declared by the Issuer or the Guarantor, as the case may be, before the earliest Deferral Notice in respect of the then - outstanding Deferred Interest was giv en in accordance with Condition 6(a)) or makes any other payment on, the ordinary share capital of the Issuer or the Guarantor or any Parity Securities of the Issuer or any Parity Securities of the Guarantor ( other than , for the avoidance of doubt, the pay ment or making of a dividend or distribution by any Subsidiary of the Issuer and/or the Guarantor on any of its share capital or other securities which do not benefit from a guarantee or support ag reement of the type referred to in the definition of either Parity Securities of the Issuer or Parity Securities of the Guarantor) except where (A) such distribution or dividend or other payment was required to be made in respect of any stock option plan of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor; or (B) such distribution dividend or other payment was required to be declared, paid or made under the terms of such Parity Securities of the Issuer or Parity Securities of the Guarantor or by mandatory operation of law; (ii) the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor redeems, purchases, cancels, reduces or otherwise acquires, any ordinary shares of the Issuer, any ordinary shares of the Guarantor, any Parity Securities of the Issuer or any Parity Securities of the Guarantor, except where (A) such redemption, purchase, cancellation, reduction or other acquisition was required to be made in respect of any stock option plan or employee share scheme of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor; (B) such redemption, purchase, cancellation, reduction or other acquisition is effected as a public cash tender offer or public exchange offer in respect of Parity Securities of the Issuer or Parity Securities of the Guarantor at a purchase pri ce per security which is below its par value ; or (C) the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor is obliged under the terms and conditions of such Parity Securities of the Issuer or Parity Securities of the Guarantor or by ma ndatory operation of law to make such redemption, purchase, cancellation, reduction or other acquisition, A Compulsory Payment Event shall not occur pursuant to paragraph ( i ) above in respect of any pro rata payment of deferred interest on a Parity Securit y of the Issuer and/or any Parity Security of the Guarantor which is made simultaneously with a pro rata payment of any Deferred Interest provided that such pro rata payment on a Parity Security of the Issuer and/or a Parity Security of the Guarantor is no t proportionately more than the pro rata settlement of any such Deferred Interest . “ Conditions ” means these terms and conditions of the Securities, as amended from time to time; “ Coupon ” has the meaning given in the preamble to these Conditions; “ Couponhol der ” has the meaning given in the preamble to these Conditions; KLOCAL - 0000039 ICM:33027863.4 60

“ Deferred Interest ” has the meaning given in Condition 6(a); “ Deferred Interest Settlement Date ” has the meaning given in Condition 6(a); “ Deferral Notice ” has the meaning given in Condition 6 (a); “ EURIBOR ” means, in respect of any specified currency and any specified period, the interest rate benchmark known as the Euro zone interbank offered rate; “ Euro zone ” means the zone comprising the Member States of the European Union which adopt or hav e adopted the Euro as their lawful currency in accordance with the Treaty establishing the European Community, as amended; “ euro ” or “ € ” means the lawful currency introduced at the start of the third stage of European Economic and Monetary Union pursuant t o the Treaty on the Functioning of the European Union, as amended; “ First Reset Date ” means 5 December 2024; “ Guarantee ” has the meaning given in the preamble to these Conditions; “ Guarantor ” means National Grid plc; “ Holder ” has the meaning given in the p reamble to these Conditions; “ Initial Interest Rate ” has the meaning given in Condition 5(c); “ Interest Amount ” has the meaning given in Condition 5(e); “ Interest Payment ” means, in respect the payment of interest on an Interest Payment Date, the amount of interest payable on the presentation and surrender of the Coupon for the relevant Interest Period in accordance with Condition 5; “ Interest Payment Date ” has the meaning given in Condition 5(a); “ Interest Period ” means the period beginning on (and includi ng) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; “ Interest Rate ” means the Initial Interest Rate or the relevant Reset Interest Rate, as the case may be; “ Issue Date ” has the meaning given in Condition 5(a); “ Issuer ” means NGG Finance plc; “ Margin ” means (i) 2.141 per cent. per annum from and including the First Reset Date t o (but excluding) the 2029 Step - up Date (ii) 2.391 per cent. per annum from (and including) the 2029 Step - up Date to (but excluding) the 2044 Step - up Date and (iii) 3.141 per cent. per annum from (and including) the 2044 Step - up Date to (but excluding) the Maturity Date; “ Maturity Date ” means 5 December 20 79 ; “ Notional Preference Shares of the Guarantor ” has the meaning given in Condition 4; “ Notional Preference Shares of the Issuer ” has the meaning given in Condition 3; “ Official List ” means the Official L ist of the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 (as amended or superseded); “ Optional Redemption Date ” means (i) any Business Day from (and including) 5 September 20 24 to (and including) the First Reset Date and (ii) each Interest Payment Date thereafter; KLOCAL - 0000039 ICM:33027863.4 61

“ Parity Securities of the Guarantor ” means (if any) the most junior class of preference share capital in the Guarantor and any other obligations of (i) the Guarantor, issued di rectly or indirectly by it, which rank, or are expressed to rank, pari passu with the Guarantee or such preference shares or (ii) any Subsidiary of the Guarantor (other than the Securities) having the benefit of a guarantee or support agreement from the Gu arantor which ranks or is expressed to rank pari passu with the Guarantee or such preference shares; “ Parity Securities of the Issuer ” means (if any) the most junior class of preference share capital in the Issuer and any other obligations of (i) the Issue r, issued directly or indirectly by it, which rank, or are expressed to rank, pari passu with the Securities or such preference shares or (ii) any Subsidiary of the Issuer having the benefit of a guarantee or support agreement from the Issuer which ranks o r is expressed to rank pari passu with the Securities or such preference shares; “ Paying Agency Agreement ” has the meaning given to it in the preamble to these Conditions; “ Paying Agents ” has the meaning given to it in the preamble to these Conditions; “ Pr incipal Paying Agent ” has the meaning given to it in the preamble to these Conditions; “ Qualifying Securities ” means securities that contain terms not materially less favourable to Holders than the terms of the Securities (as reasonably determined by the G uarantor (in consultation with an independent investment bank or counsel of international standing)) and provided that a certification to such effect (and confirming that the conditions set out in (a) to (h) below have been satisfied) of two directors of t he Guarantor shall have been delivered to the Trustee prior to the substitution or variation of the Securities upon which certificate the Trustee shall rely absolutely), provided that: (a) they shall be issued by the Issuer, the Guarantor or any wholly - owned d irect or indirect finance subsidiary of the Guarantor with a guarantee of the Guarantor; and (b) they (and/or, as appropriate, the guarantee as aforesaid) shall rank pari passu on a winding - up or administration (in circumstances where the administrator has giv en notice of its intention to declare and distribute a dividend) of the Issuer with the Securities and the Guarantor with the Guarantee; and (c) they shall contain terms which provide for the same Interest Rate from time to time applying to the Securities and preserve the same Interest Payment Dates; and (d) they shall preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer and the Guarantor as to redemption of the Securities, including (without limitation) as to ti ming of, and amounts payable upon, such redemption; and (e) they shall preserve any existing rights under these Con ditions to any accrued interest which has accrued to Holders and not been paid : and (f) they shall not contain terms providing for loss absorption th rough principal write - down or conversion to ordinary shares; and (g) they shall otherwise contain substantially identical terms (as reasonably determined by the Guarantor) to the Securities, save where (without prejudice to the requirement that the terms are n ot materially less favourable to Holders than the terms of the Securities as described above) any modifications to such terms are required to be made to avoid the occurrence or effect of a Rating Capital Event, a Tax Deductibility Event or, as the case may be, a Withholding Tax Event; and (h) they shall be (i) listed on the Official List and admitted to trading on the London Stock Exchange’s Main Market or (ii) listed on such other stock exchange as is a Recognised Stock Exchange at that time as selected by the Guarantor; KLOCAL - 0000039 ICM:33027863.4 62

“ Rating Agency ” means Fitch Ratings Limited or any of its subsidiaries and their successors or Moody’s Investors Service, Ltd. or any of its subsidiaries and their successors or S&P Global Ratings Europe Limited or any of its subsidiaries and t heir successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Guarantor from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed having regard to the interests of the Holders); a “ Rating Capital Event ” shall be deemed to occur if the Issuer and/or Guarantor has received, and confirmed in writing to the Trustee that it has so received, confirmation from any Rating Agency that, as a result of a ch ange, or proposed change, in its hybrid capital methodology or the interpretation thereof which becomes, or would become, effective on or after 3 September 2019, the Securities will no longer be eligible for the same, or higher amount of, “equity credit” ( or such other nomenclature as the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) attributed to the Securities at the Issue Date or, if later, at the time when the relevant Rating Agency first publishes its confirmation of the “equity credit” attributed by it to the Securities; “ Recognised Stock Exchange ” means a recognised stock exchange as defined in section 1005 of the Income Tax Act 2007 as the same may be amended from time to t ime and any provision, statute or statutory instrument replacing the same from time to time; “ Relevant Date ” means: (a) in respect of any payment other than a sum to be paid by the Issuer or the Guarantor, as the case may be, in a winding - up or administration of the Issuer or the Guarantor, as the case may be, the date on which such payment first becomes due and payable but, if the full amount of the moneys payable on such date has not been received by the Principal Paying Agent or the Trustee on or prior to su ch date, the Relevant Date means the date on which such moneys shall have been so received and notice to that effect shall have been given to the Holders in accordance with Condition 18; and (b) in respect of any sum (i) to be paid by or on behalf of the Issue r or the Guarantor, as the case may be, in a winding - up of the Issuer or the Guarantor, as the case may be, or (ii) if following the appointment of an administrator of the Issuer or the Guarantor, as the case may be, the administrator gives notice of an in tention to declare and distribute a dividend, to be paid by the administrator by way of such dividend, the date which is one day prior to the date on which an order is made or a resolution is passed for the winding - up or, in the case of an administration, one day prior to the date on which any dividend is distributed; “ Reset Date ” means the First Reset Date and each fifth anniversary thereof up to and including 5 December 2074; “ Reset Interest Determination Date ” means the day falling two Business Days prio r to the relevant Reset Date; “ Reset Interest Rate ” has the meaning given in Condition 5(d); “ Reset Period ” means each period beginning on (and including) a Reset Date and ending on (but excluding) the next succeeding Reset Date thereafter and “ relevant Re set Period ” shall be construed accordingly; “ Reset Reference Bank Rate ” means the percentage rate determined on the basis of the 5 - year Swap Rate Quotations provided by the Reset Reference Banks to the Calculation Agent at approximately 11:00 a.m. (Central European time) on the relevant Reset Interest Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equal ity, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the applicable Reset KLOCAL - 0000039 ICM:33027863.4 63

Reference Bank Rate will be the arithmetic mean of the quotations. If only one quotation is provi ded, the applicable Reset Reference Bank Rate will be the quotation provided. If no quotations are provided, the applicable Reset Reference Bank Rate shall be equal to the last annualised mid - swap rate with a term of five years displayed on the Reset Scree n Page as determined by the Calculation Agent ; “ Reset Reference Banks ” means five leading swap dealers in the interbank market selected by the Calculation Agent after consultation with the Guarantor; “ Reset Screen Page ” means Reuters screen “ ICESWAP2 ” or s uch other page as may replace it on that information service, or on such other equivalent information service as determined by the Calculation Agent, for the purpose of displaying the annual swap rates for euro swap transactions with a five - year maturity ; “ Securities ” has the meaning given in the preamble to these Conditions; “ Senior Obligations of the Guarantor ” means all obligations of the Guarantor issued directly or indirectly by it (including, without limitation, any obligation of the Guarantor under a ny guarantee which ranks or is expressed to rank pari passu with the most senior present or future preferred stock or preference shares of the Guarantor and with any present or future guarantee entered into by the Guarantor in respect of any of the most se nior present or future preferred stock or preference stock of any Subsidiary of the Guarantor) other than Parity Securities of the Guarantor and the ordinary share capital of the Guarantor; “ Senior Obligations of the Issuer ” means all obligations of the Is suer, issued directly or indirectly by it, other than Parity Securities of the Issuer and the ordinary share capital of the Issuer; “ Special Event ” means any of a Rating Capital Event, a Substantial Repurchase Event, a Tax Deductibility Event or a Withhold ing Tax Event or any combination of the foregoing; “ Subsidiary ” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006 and “ Subsidiaries” shall be construed accordingly; “ Substantial Repurchase Event ” shall be deemed to occur if pr ior to the giving of the relevant notice of redemption the Issuer, the Guarantor or any of their respective Subsidiaries repurchases (and effects corresponding cancellations) or redeems Securities in respect of 75 per cent. or more in the principal amount of the Securities initially issued (which shall for this purpose include any further securities issued pursuant to Condition 19); “ Substituted Obligor ” has the meaning given in Condition 15; “ Talons ” has the meaning given in the preamble to these Condition s; “ Target System ” means the Trans - European Automated Real - Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto; “ Taxes ” has the meaning given in Condition 13; a “ Tax Deductibility Event ” shall be deemed to have occurred if as a result of a Tax Law Change: (a) in respect of the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, the Issuer or (provided there has been no default by the Issuer in respect of such Interest Payment and the Guarantor is treated for tax purposes as payer of that Interest Payment) the Guarantor would not be entitled to claim a deduction in respect of the expense recognised by the Issuer for accounting purposes as attribu table to such Interest Payment in computing its taxation liabilities in the United Kingdom, or such entitlement is materially reduced or materially delayed (a “ disallowance ”); or KLOCAL - 0000039 ICM:33027863.4 64

(b) in respect of the Issuer’s obligation to make any Interest Payment on the nex t following Interest Payment Date, the Issuer or (provided there has been no default by the Issuer in respect of such Interest Payment and the Guarantor is treated for tax purposes as payer of that Interest Payment) the Guarantor would not to any material extent be entitled to have any loss attributable to, or resulting from, such deduction set against the profits of companies with which it is grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at 3 September 2019 or any similar system or systems having like effect as may from time to time exist) otherwise than as a result of a disallowance in (a); and, in each case, the Issuer cannot avoid the foregoing in connection with the Securities by taking measures rea sonably available to it; “Tax Law Change ” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax , including any treaty or convention to which the United Kingdom is a party, or any change in the application or interpretation of such laws or regulations or any such treaty or convention, including a decision of any court or tribunal, or any interpretati on or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations or interpretation thereof that differs from the previously generally accepted position in relation to similar transactions, which change or amendment becomes, or would become, effective on or after 3 September 2019; “ Trust Deed ” has the meaning given in the preamble to these Conditions; “ Trustee ” has the meaning given in the preamble to these Conditions; “ United Kingdom ” means the United K ingdom of Great Britain and Northern Ireland; and a “ Withholding Tax Event ” shall be deemed to occur if as a result of a Tax Law Change, in making any payments on the Securities or the Guarantee, the Issuer or the Guarantor, as the case may be, has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts on the Securities and the Issuer or the Guarantor, as the case may be, cannot avoid the foregoing in connection with the Securities or the Guarantee, as the case may be, by taking reasonable measures available to it. KLOCAL - 0000039 ICM:33027863.4 65

Schedule 2 Part C Form of Coupon On the front: NGG FINANCE plc € 500,000,000 Fixed Rate Resettable Capital Securities due 5 December 20 79 Coupon for [[set out amount due, if known]/the amount] due on 5 December [ YEAR ]. Coupon relating to the Security in the principal amount of [ ] This Coupon is payable to bearer (subject to the Conditions endorsed on the Security to which this Coupon relates, which shall be bi nding upon the holder of this Coupon whether or not it is for the time being attached to such Security ) at the specified offices of the Principal Paying Agent and the Paying Agents set out on the reverse of this Coupon (or any other Principal Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Holders ). If the Security to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall becom e void and no payment shall be made in respect of it. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j)) AND 1287(a) OF THE INTER NAL REVENUE CODE. NGG FINANCE plc By: [Cp. No.] [Denomination] [ISIN] [Certif. No.] KLOCAL - 0000039 ICM:33027863.4 66

On the back: PRINCIPAL PAYING AGENT The Bank of New York Mellon , London Branch One Canada Square London E14 5AL KLOCAL - 0000039 ICM:33027863.4 67

Schedule 2 Part D Form of Talon On the front: NGG FINANCE plc € 500,000,000 Fixed Rate Resettable Capital Securities due 5 December 20 79 Talon for further Coupons falling due on [ ] 20 [ ]. Talon relating to the Security in the principal amount of [ ] . After all the Coupons relating to the Security to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Principal Paying Agent set out on the reverse of this Talon (or any other Principal Paying Agent or specified office duly appointed or nominated and notified to the Holders ) upon production and surrender of this Talon. If the Security to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall b ecome void and no exchange shall be made in respect of it. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE I NTERNAL REVENUE CODE. NGG FINANCE plc By: [Talon No.] [ISIN] [Certif. No.] On the back: PRINCIPAL PAYING AGENT The Bank of New York Mellon , London Branch One Canada Square London E14 5AL KLOCAL - 0000039 ICM:33027863.4 68

Schedule 3 Provisions for Meetings of Holders Interpretation 1 In this Schedule: 1.1 references to a meeting are to a meeting of Holders of the Securities issued by the Issuer and include, unless the context otherwise requires, any adjournment; 1.2 “ agent ” means a holder of a voting certificate or a proxy for a Holder ; 1.3 “ block voting instruction ” means an instruction issued in accordance with paragraphs 10 to 16 ; 1.4 “ Extraordinary Resolution ” means a resolution passed at a meeting duly convened and held in accordance with this Tru st Deed by a majority of at least 75 per cent . of the votes cast; 1.5 “ voting certificate ” means a certificate issued in accordance with paragraphs 6 , 8 , 9 and 16 ; and 1.6 references to persons representing a proportion of the Securities are to Holders or agents h olding or representing in the aggregate at least that proportion in principal amount of the Securities for the time being outstanding. Powers of meetings 2 A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other pers ons by this Trust Deed, have power by Extraordinary Resolution: 2.1 to sanction any proposal by the Issuer , the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Holders and/o r the Couponholders against the Issuer or the Guarantor, as the case may be, whether or not those rights arise under this Trust Deed; 2.2 to sanction the exchange or substitution for the Securities of, or the conversion of the Securities into, shares, bonds or other obligations or securities of the Issuer or Guarantor or any other entity; 2.3 to assent to any modification of this Trust Deed, the Securities , the Talons or the Coupons proposed by the Issuer , the Guarantor , the Trustee or any H older ; 2.4 to authorise anyo ne to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution; 2.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution; 2.6 to appoint any persons (whether Holders or not) as a commi ttee or committees to represent the Holders ’ interests and to confer on them any powers or discretions which the Holders could themselves exercise by Extraordinary Resolution; 2.7 to approve a proposed new Trustee and to remove a Trustee; 2.8 to approve the substi tution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor or the Guarantor under this Trust Deed; and KLOCAL - 0000039 ICM:33027863.4 69

2.9 to discharge or exonerate the Trustee and/or any Appointee from any liability in respect of any act or omissio n for which it may become responsible under this Trust Deed, the Securities , the Talons or the Coupons, provided that the special quorum provisions in paragraph 20 shall apply to any Extraordinary Resolution (a “ special quorum resolution ”) for the purpose of sub - paragraph 2.2 or 2.7, any of the proposals listed in Condition 15 or any amendment to this proviso. Convening a meeting 3 The Issuer , the Guarantor or the Trustee may at any time convene a meeting. If it receives a written request by Holders holding not less than 10 per cent . in principal amount of the Securities for the time being outstanding and is indemnified and/or secured and/or pre - funded to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Holders . Every meeting shall be held at a time and place approved by the Trustee. 4 At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Holders . A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Holders may app oint proxies, obtain voting certificates and use block voting instructions and the details of the time limits applicable. Cancellation of meeting 5 A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 5 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Holders ( with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened. Arrangements for voting on Securities – Voting Certificates 6 If a holder of a Security wishe s to obtain a voting certificate in respect of it for a meeting, he must deposit such Security for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary no minated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it. 7 A voting certificate shall: 7.1 be a document in the English language; 7.2 be dated; 7.3 specify the meeting concerned and the serial numbers (if appl icable) of the Securities deposited; 7.4 entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Securities ; and 7.5 specify details of evidence of the identity of the bearer of such voting certificate. 8 Once a Paying Agent has issued a voting certificate for a meeting in respect of a Security , it shall not release the Security until either: KLOCAL - 0000039 ICM:33027863.4 70

8.1 the meeting has been concluded; or 8.2 the voting certificate has been surrendered to the Paying Agent. Arrangements for voting on Se curities – Block Voting Instructions 9 If a holder of a Security wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Security for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to b e cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Securities so deposited. 10 A block voting instruction shall: 10.1 be a document in the English language; 10.2 be dated; 10.3 specify the meeting concerned; 10.4 list the total number and serial numbers (if applicable) of the Securities deposited, distinguishing with regard to each resolution between those voting for and those voting against it; 10.5 certify that such list is in accordance with Securities deposited and direction s received as provided in paragraphs 9 , 12 and 15 ; and 10.6 appoint one or more named person s ( each a “ proxy ”) to vote at that meeting in respect of those Securities and in accordance with that list. A proxy need not be a Holder . 11 Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Securities : 11.1 it shall not release the Securities , except as provided in paragraph 12 , until the meeting has been concluded; and 11.2 the directions to which it gives effect may no t be revoked or altered during the 48 hours before the time fixed for the meeting. 12 If the receipt for a Security deposited with or to the order of a Paying Agent in accordance with paragraph 9 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Security and exclude the votes attributable to it from the block voting instruction. 13 Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default the block voting instruction shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment. 14 A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Holders ’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the KLOCAL - 0000039 ICM:33027863.4 71 relevant Paying Agent by the Issuer or the Trustee at its regis tered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting. 15 No Security may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 6 and paragraph 9 f or the same meeting. Chairman 16 The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Hold ers or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman need not be a Holder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the orig inal meeting. Attendance 17 The following may attend and speak at a meeting: 17.1 Holders and agents; 17.2 the chairman; and 17.3 the Issuer , the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers No one el se may attend or speak. Quorum and Adjournment 18 No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Holders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chai rman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 19 Two or more Holders or agents present in person shall be a quorum: 19.1 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Securities which they represent; and 19.2 in any other case, only if they represent the proportion of the Securities shown by the table below. Column 1 Column 2 Column 3 Purpose of meeting Any meeting except one Meeting previously adjourned referred to in column 3 through want of a quorum Required proportion Required proportion To pass a special quorum Two thirds One third resolution To pass any other A clear majority No minimum propo rtion Extraordinary Resolution KLOCAL - 0000039 ICM:33027863.4 72

Any other purpose 10 per cent . No minimum proportion 20 The chairman, may with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the or iginal meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 19 . 21 At least 10 days’ notice (exclusive of a day on which the notice is given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. However, no notice need otherwise be given of an adjourned meeting. Voting 22 Each question submitted to a meet ing shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer , the Guarantor, the Trustee or one or more persons holding one or more Securities or voting ce rtificates or representing not less than 2 per cent . of the Securities . 23 Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it. 24 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded. 25 A poll demanded on the election of a chairman or on a question of adjournment sha ll be taken at once. 26 On a show of hands every person who is present in person and who produces a Security or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each EUR1.00 in principal amount of the Securities so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way. 27 In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have. Effect and Publication of an Extraordinary Resolution 28 An Extraordinary Res olution shall be binding on all the Holders , whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circum stances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Holders within 14 days but failure to do so shall not invalidate the resolution. 29 A resolution in writing signed by or on behalf of the holders o f not less than 9 5 per cent . in principal amount of the Securities who for the time being are entitled to receive notice of a KLOCAL - 0000039 ICM:33027863.4 73 meeting in accordance with the provisions of this Schedule shall for all purposes be as valid and effectual as an Extraordinary Re solution passed at a meeting of such Holders duly convened and held in accordance with the provisions of this Schedule. Such resolution in writing may be contained in one document or several documents in similar form each signed by or on behalf of one or m ore of the Holders . Minutes 30 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Un til the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted. Trustee’s Power to Prescribe Regulations 31 Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Holders prescribe such further or additional regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so. 32 The holder of a Global Security shall (unless such Global Security represents only one Security ) be treated as two persons for the purposes of any quorum requirements of a meeting of Holders . KLOCAL - 0000039 ICM:33027863.4 74

In witness of which this Trust Deed has been executed as a deed on the date stated at the beginning. EXECUTED as a DEED by at: NGG FINANCE plc Director acting by I and Director/Secretary EXECUTED BY AFFIXING THE COMMON SEAL of NATIONAL GRID plc in the presence of: EXECUTED AND DELIVERED AS A DEED BY THE LAW DEBENTURE TRUST CORPORATION p.l.c. } by Director Director/Secretary KLOCAL..0000039 ICM:33027863.4 75